EXHIBIT 4.2

                                    INDENTURE

                                     BETWEEN

        WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 20 -[___] TRUST,

                                   AS ISSUER,

                                       AND

                           [________________________],
                              AS INDENTURE TRUSTEE

                           Dated as of [_________], 20





                                   Relating to

        WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 2004-[___] TRUST
              HOME EQUITY ASSET BACKED NOTES, SERIES 20 - , CLASS A

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS .....................................................    2

    Section 1.01.  General Definitions ....................................    2

ARTICLE II THE NOTES ......................................................   20

    Section 2.01.  Forms Generally ........................................   20
    Section 2.02.  Forms of Certificate of Authentication .................   20
    Section 2.03.  General Provisions With Respect to Principal and
                     Interest Payment .....................................   20
    Section 2.04.  Denominations ..........................................   21
    Section 2.05.  Execution, Authentication, Delivery and Dating .........   21
    Section 2.06.  Registration, Registration of Transfer and
                     Exchange .............................................   22
    Section 2.07.  Mutilated, Destroyed, Lost or Stolen Notes .............   23
    Section 2.08.  Payments of Principal and Interest .....................   23
    Section 2.09.  Persons Deemed Owner ...................................   25
    Section 2.10.  Cancellation ...........................................   25
    Section 2.11.  Authentication and Delivery of Notes ...................   25
    Section 2.12.  Book-Entry Note ........................................   27
    Section 2.13.  Termination of Book Entry System .......................   27

ARTICLE III COVENANTS .....................................................   28

    Section 3.01.  Payment of Notes .......................................   28
    Section 3.02.  Maintenance of Office or Agency ........................   28
    Section 3.03.  Money for Note Payments to Be Held In Trust ............   28
    Section 3.04.  Existence of Issuer ....................................   30
    Section 3.05.  Protection of Trust Fund ...............................   31
    Section 3.06.  Annual Opinions as to Collateral .......................   31
    Section 3.07.  Performance of Obligations; Servicing Agreement ........   32
    Section 3.08.  Investment Company Act .................................   32
    Section 3.09.  Negative Covenants .....................................   32
    Section 3.10.  Annual Statement as to Compliance ......................   33
    Section 3.11.  Restricted Payments ....................................   34
    Section 3.12.  Treatment of Notes as Debt for Tax Purposes ............   34
    Section 3.13.  Notice of Events of Default ............................   34
    Section 3.14.  Further Instruments and Acts ...........................   34

ARTICLE IV SATISFACTION AND DISCHARGE .....................................   34

    Section 4.01.  Satisfaction and Discharge of Indenture ................   34
    Section 4.02.  Application of Trust Money .............................   36

ARTICLE V DEFAULTS AND REMEDIES ...........................................   36

    Section 5.01.  Event of Default .......................................   36
    Section 5.02.  Acceleration of Maturity; Rescission and
                     Annulment ............................................   37


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    Section 5.03.  Collection of Indebtedness and Suits for
                     Enforcement by Indenture Trustee .....................   38
    Section 5.04.  Remedies ...............................................   38
    Section 5.05.  Indenture Trustee May File Proofs of Claim .............   39
    Section 5.06.  Indenture Trustee May Enforce Claims Without
                     Possession of Notes ..................................   39
    Section 5.07.  Application of Money Collected .........................   40
    Section 5.08.  Limitation on Suits ....................................   40
    Section 5.09.  Unconditional Rights of Noteholders to Receive
                     Principal and Interest ...............................   41
    Section 5.10.  Restoration of Rights and Remedies .....................   41
    Section 5.11.  Rights and Remedies Cumulative .........................   42
    Section 5.12.  Delay or Omission Not Waiver ...........................   42
    Section 5.13.  Control by Noteholders .................................   42
    Section 5.14.  Waiver of Past Defaults ................................   42
    Section 5.15.  Undertaking for Costs ..................................   43
    Section 5.16.  Waiver of Stay or Extension Laws .......................   43
    Section 5.17.  Sale of Trust Fund .....................................   43
    Section 5.18.  Action on Notes ........................................   45
    Section 5.19.  No Recourse to Other Trust Funds or Other Assets
                     of the Issuer ........................................   45
    Section 5.20.  Application of the Trust Indenture Act .................   45

ARTICLE VI THE INDENTURE TRUSTEE ..........................................   45

    Section 6.01.  Duties of Indenture Trustee ............................   45
    Section 6.02.  Notice of Default ......................................   47
    Section 6.03.  Rights of Indenture Trustee ............................   47
    Section 6.04.  Not Responsible for Recitals or Issuance of Notes ......   47
    Section 6.05.  May Hold Notes .........................................   47
    Section 6.06.  Money Held in Trust ....................................   48
    Section 6.07.  Eligibility, Disqualification ..........................   48
    Section 6.08.  Indenture Trustee's Capital and Surplus ................   48
    Section 6.09.  Resignation and Removal; Appointment of Successor ......   48
    Section 6.10.  Acceptance of Appointment by Successor .................   49
    Section 6.11.  Merger, Conversion, Consolidation or Succession
                     to Business of Indenture Trustee .....................   50
    Section 6.12.  Preferential Collection of Claims Against Issuer .......   50
    Section 6.13.  Co-Indenture Trustees and Separate Indenture
                     Trustees .............................................   50
    Section 6.14.  Authenticating Agents ..................................   52
    Section 6.15.  Review of Mortgage Files ...............................   53
    Section 6.16.  Indenture Trustee Fees and Expenses ....................   53
    Section 6.17.  Tax Reporting ..........................................   54

ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS ................................   54

    Section 7.01.  Issuer to Furnish Indenture Trustee Names and
                     Addresses of Noteholders .............................   54
    Section 7.02.  Preservation of Information; Communications to
                     Noteholders ..........................................   54
    Section 7.03.  Reports by Indenture Trustee ...........................   54


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    Section 7.04.  Reports by Issuer ......................................   55

ARTICLE VIII ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES ...   55

    Section 8.01.  Collection of Moneys ...................................   55
    Section 8.02.  Note Account; Distributions ............................   56
    Section 8.03.  [Reserved] .............................................   58
    Section 8.04.  General Provisions Regarding the Note Accounts
                     and Mortgage Loans ...................................   58
    Section 8.05.  Releases of Defective Mortgage Loans ...................   58
    Section 8.06.  Reports by Securities Administrator to
                     Noteholders; Access to Certain Information ...........   59
    Section 8.07.  Trust Fund Mortgage Files ..............................   59
    Section 8.08.  Amendment to Servicing Agreement .......................   59
    Section 8.09.  Delivery of the Mortgage Files Pursuant to
                     Servicing Agreement ..................................   60
    Section 8.10.  Servicer as Agent ......................................   60
    Section 8.11.  Termination of Servicer ................................   60
    Section 8.12.  Opinion of Counsel .....................................   60
    Section 8.13.  Appointment of Custodians ..............................   61

ARTICLE IX SUPPLEMENTAL INDENTURES ........................................   61

    Section 9.01.  Supplemental Indentures Without Consent of
                     Noteholders ..........................................   61
    Section 9.02.  Supplemental Indentures With Consent of
                     Noteholders ..........................................   62
    Section 9.03.  Execution of Supplemental Indentures ...................   63
    Section 9.04.  Effect of Supplemental Indentures ......................   63
    Section 9.05.  Conformity With Trust Indenture Act ....................   64
    Section 9.06.  Reference in Notes to Supplemental Indentures ..........   64
    Section 9.07.  Amendments to Governing Documents ......................   64

ARTICLE X REDEMPTION OF NOTES .............................................   65

    Section 10.01. Redemption .............................................   65
    Section 10.02. Form of Redemption Notice ..............................   65
    Section 10.03. Notes Payable on Optional Redemption ...................   66

ARTICLE XI MISCELLANEOUS ..................................................   66

    Section 11.01. Compliance Certificates and Opinions ...................   66
    Section 11.02. Form of Documents Delivered to Indenture Trustee .......   67
    Section 11.03. Acts of Noteholders ....................................   67
    Section 11.04. Notices, etc., to Indenture Trustee and Issuer .........   68
    Section 11.05. Notices and Reports to Noteholders; Waiver of
                     Notices ..............................................   69
    Section 11.06. Rules by Indenture Trustee .............................   69
    Section 11.07. Conflict With Trust Indenture Act ......................   69
    Section 11.08. Effect of Headings and Table of Contents ...............   70
    Section 11.09. Successors and Assigns .................................   70
    Section 11.10. Separability ...........................................   70


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    Section 11.11. Benefits of Indenture ..................................   70
    Section 11.12. Legal Holidays .........................................   70
    Section 11.13. Governing Law ..........................................   70
    Section 11.14. Counterparts ...........................................   71
    Section 11.15. Recording of Indenture .................................   71
    Section 11.16. Issuer Obligation ......................................   71
    Section 11.17. No Petition ............................................   71
    Section 11.18. Inspection .............................................   72
    Section 11.19. Usury ..................................................   72

                             SCHEDULES AND EXHIBITS

Schedule l  Mortgage Loan Schedule
Exhibit A   Form of Note


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                              CROSS-REFERENCE TABLE

      Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.*

     Trust Indenture Act of 1939                       Indenture Section
     ---------------------------                       -----------------

Section 310
      (a) (1).........................................       6.07
      (a) (2).........................................    6.07, 6.08
      (a) (3).........................................       6.13
      (a) (4).........................................  Not Applicable
      (a) (5).........................................       6.07
      (b).............................................    6.07, 6.09
      (c).............................................  Not Applicable
Section 311
      (a).............................................       6.12
      (b).............................................       6.12
      (c).............................................  Not Applicable
Section 312
      (a)............................................. 7.01(a), 7.02(a)
      (b).............................................      7.02(b)
      (c).............................................      7.02(c)
Section 313
      (a).............................................      7.03(a)
      (b).............................................      7.03(a)
      (c).............................................       11.05
      (d).............................................      7.03(b)
Section 314
      (a)(1)..........................................       7.04
      (a)(2)..........................................       7.04
      (a)(3)..........................................       7.04
      (a)(4)..........................................       7.04
      (b)(1)..........................................  2.11(c), 11.01
      (b)(2)..........................................       3.06
      (c)(1)..........................................  2.11(d), 4.01,
                                                        8.02(d), 11.01
      (c)(2)..........................................  2.11(c), 4.01,
                                                        8.02(d), 11.01
      (c)(3)..........................................      8.02(d)
      (d)(1)..........................................     11.01(a)
      (d)(2)..........................................     11.01(a)
      (d)(3)..........................................     11.01(a)
      (e).............................................     11.0 1(b)
Section 315

-------------
*  This Cross-Reference Table is not part of the Indenture.


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      (a).............................................6.01(b), 6.01(c)(1)
      (b).............................................    6.02, 11.05
      (c).............................................      6.01(a)
      (d)(1).......................................... 6.01(b), 6.01(c)
      (d)(2)..........................................    6.01(c)(2)
      (d)(3)..........................................    6.01(c)(3)
      (e).............................................       5.15
Section 316
      (a).............................................       5.20
      (b).............................................       5.09
      (c).............................................       5.20
Section 317
      (a)(1)..........................................       5.03
      (a)(2)..........................................       5.05
      (b).............................................       3.01
Section 318
      (a).............................................       11.07


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      THIS INDENTURE, dated as of [___________], 20 (as amended or supplemented from time to time as permitted hereby, this "Indenture"), is between WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 20 -[___] TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the "Issuer") and [__________________], a [_________] as indenture trustee (together with its permitted successors in the trusts hereunder, the "Indenture Trustee").

                              Preliminary Statement

      The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Asset Backed Notes, Series 20 - , Class A (the "Notes"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Notes. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

      All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                 Granting Clause

      The Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to (a) the Mortgage Loans listed in Schedule I to this Indenture (including property that secures a Mortgage Loan that becomes an REO Property), including the related Mortgage Files delivered or to be delivered to the Custodian, on behalf of the Indenture Trustee, pursuant to the Mortgage Loan Purchase Agreement, all payments of principal received, collected or otherwise recovered after the Cut-off Date for each Mortgage Loan, all payments of interest accruing on each Mortgage Loan after the Cut-off Date therefor whenever received and all other proceeds received in respect of such Mortgage Loans, and any Qualified Replacement Mortgage Loan, (b) the Servicing Agreement, (c) the Mortgage Loan Purchase Agreement, (d) the Insurance Policies, (e) all cash, instruments or other property held or required to be deposited in the Collection Account and the Note Account, including all investments made with funds in such accounts (but not including any income on funds deposited in, or investments made with funds deposited in, the Collection Account and the Note Account, which income shall belong to and be for the account of the Servicer), and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards. Such Grants are made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, to secure (x) the payment of all amounts due on the Notes in accordance with their terms, (y) the payment of all other sums payable under this Indenture and (z) compliance with the provisions of this Indenture, all as provided in this Indenture. All terms used in the foregoing granting clauses that are defined in Section 1.01 are used with the meanings given in said Section.

      The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. General Definitions.

      Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Indenture Trustee or of which the Indenture Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Indenture Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d). All other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein.

      "Accountant": A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

      "Accrued Note Interest": As to the Notes and any Distribution Date, the amount of interest payable to Holders of such Notes on such Distribution Date, which amount shall be equal to interest at 1/12th of the Interest Rate on the Principal Balance as of the preceding Distribution Date (after giving effect to the payment, if any, in reduction of principal made on such Notes on such preceding Distribution Date). All calculations of interest on the Notes will be computed on the basis of twelve thirty-day months and a year of 360 days.

      "Act": With respect to any Noteholder, as defined in Section 11.03.

      "Administrative Fee Amount": For the Notes and any Distribution Date, the sum of the Servicing Fee and the Securities Administrator's Fee, each relating to such Distribution Date.

      "Advance": As defined the Servicing Agreement.

      "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent": Any Note Registrar, Paying Agent, Authenticating Agent or Custodian.


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      "Aggregate Principal Balance": With respect to the Mortgage Pool and any
Distribution Date, the aggregate of the Principal Balances of the Mortgage Loans as of the related Determination Date (or other specified date).

      "Assignments": The original instrument of assignment of a Mortgage, including any interim assignments, from the originator or any other holder of any Mortgage Loan to the Indenture Trustee (that in each case may, to the extent permitted by the laws of the state in which the related Mortgaged Property is located, be a blanket instrument of assignment covering other Mortgages and Mortgage Notes as well and that may also be an instrument of assignment running directly from the mortgagee of record under the related Mortgage to the Indenture Trustee).

      "Authenticating Agent": The Person, if any, appointed as Authenticating Agent by the Issuer pursuant to Section 6.14, until any successor Authenticating Agent for the Notes is named, and thereafter "Authenticating Agent" shall mean such successor. The Authenticating Agent shall be the Indenture Trustee. Any Authenticating Agent other than the Indenture Trustee shall sign an instrument under which it agrees to be bound by all of the terms of this Indenture applicable to the Authenticating Agent.

      "Authorized Officer": With respect to (i) the Indenture Trustee, any Responsible Officer, (ii) the Securities Administrator, any Responsible Officer,
(iii) the Owner Trustee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, any financial services officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by the above officers and (iv) any other Person, the Chairman, Chief Operating Officer, President or any Vice President of such Person.

      "Available Funds": With respect to any Distribution Date, the sum of the amounts described in clauses (a) through (g) below, less (i) the Administrative Fee Amount in respect of such Distribution Date, (ii) Advances and Servicing Advances previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds and from Insurance Proceeds) with respect to the related Collection Period to the extent permitted by the Servicing Agreement and (iii) the aggregate amounts (A) deposited into the Collection Account or the Note Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the Bankruptcy Code and that would otherwise have been included in Available Funds on such Distribution Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

            (a) all scheduled payments of interest received with respect to the Mortgage Loans and due during the related Collection Period and all other interest payments on or in respect of such Mortgage Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-off Date, plus any Prepayment Interest


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      Shortfall Amount payments made by the Servicer in respect of the related
      Mortgage Loans and any net income from related REO Properties for such Collection Period;

            (b) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Collection Period and all other principal payments (including Principal Prepayments and Prepayment Charges) received or deemed to be received during the related Collection Period in respect of such Mortgage Loans;

            (c) the aggregate of any Insurance Proceeds collected by the Servicer during the related Collection Period;

            (d) the aggregate of any net Liquidation Proceeds collected by the Servicer during the related Collection Period;

            (e) the aggregate of the Purchase Prices received in respect of any Mortgage Loans that are required or permitted to be repurchased, released, removed or substituted by the Seller during or in respect of the related Collection Period, to the extent such amounts are received by the Indenture Trustee on or before the related Remittance Date;

            (f) the amount of any Advances made by the Servicer for such Distribution Date; and

            (g) the aggregate of amounts deposited in the Note Account during such Collection Period in connection with redemption of the Notes pursuant to Article X.

      "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

      "Basic Documents": This Indenture, the Trust Agreement, the Servicing Agreement and the Mortgage Loan Purchase Agreement.

      "Beneficial Owner": With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Clearing Agency for the Notes or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      "Best Efforts": Efforts determined to be in good faith and reasonably diligent by the Person performing such efforts, specifically the Issuer or the Servicer, as the case may be, in its reasonable discretion. Such efforts do not require the Issuer or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Issuer or the Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Indenture and the Servicing Agreement.

      "Book-Entry Notes": Any Notes registered in the name of the Clearing Agency or its nominee, ownership of which is reflected on the books of the Clearing Agency or on the books of a person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules of such Clearing Agency).


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      "Book-Entry Termination": The time at which the book-entry registration of the Book-Entry Notes shall terminate, as specified in Section 2.13.

      "Business Day": Any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in the State of New York, the State of Minnesota, the State of Maryland, the State of Iowa, the state in which the Corporate Trust Office is located or the State of Delaware are authorized or obligated by law, regulation or executive order to be closed.

      "Certificate": As defined in the Trust Agreement.

      "Certificate Distribution Account": As defined in the Trust Agreement.

      "Certificateholders": As defined in the Trust Agreement.

      "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, and the regulations of the Commission thereunder and shall initially be The Depository Trust Company of New York, the nominee for which is Cede & Co.

      "Clearing Agency Participants": The entities for whom the Clearing Agency will maintain book-entry records of ownership and transfer of Book-Entry Notes, which may include securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

      "Closing Date": [_________], 20 , the date of initial issuance of the Notes.

      "Code": The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, as successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

      "Collateral": The items Granted to the Indenture Trustee under the Granting Clause of this Indenture.

      "Collection Account": The segregated trust account established by the Servicer and maintained pursuant to Section 3.03 of the Servicing Agreement.

      "Collection Period": As to any Distribution Date, the period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.


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      "Corporate Trust Office": The principal office of the Indenture Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at [_______________], Attention:
[___________________].

      "Custodial Agreement": The Custody Agreement, dated as of [___________], 20 , among the Servicer, the Custodian and the Indenture Trustee.

      "Custodial File": As defined in the Servicing Agreement.

      "Custodian": A Person who is at any time appointed by the Indenture Trustee pursuant to Section 8.13 as a document custodian for the Mortgage Files. The Custodian shall initially be Wells Fargo Bank, National Association

      "Cut-off Date": [_________], 20 .

      "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      "Defective Mortgage Loan": Any Mortgage Loan that is required to be repurchased or substituted by the Depositor pursuant to the Mortgage Loan Purchase Agreement.

      "Definitive Notes": Notes other than Book-Entry Notes.

      "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

      "Remittance Date": The date each month on which funds on deposit in the Collection Account are remitted by the Servicer to the Indenture Trustee for deposit into the Note Account, which date shall be with respect to any Distribution Date, the 24th day of the month in which such Distribution Date occurs, or the next succeeding Business Day, if such 24th day is not a Business Day.

      "Depositor": Wells Fargo Asset Securities Corporation.

      "Determination Date": As to any Distribution Date, the 17th day of the month in which such Distribution Date occurs, or the next succeeding Business Day, if such 17th day is not a Business Day.

      "Distribution Date": The 25th day of each month or, if any such day is not a Business Day, the Business Day immediately following such 25th day, beginning [___________], 20 .

      "Distribution Date Statement": The statement prepared pursuant to Section 2.08(d) with respect to collection on or in respect of the Mortgage Loans and other assets of the Trust Fund and payments on or in respect of the Notes, based upon the information contained in the Remittance Report prepared pursuant to the Servicing Agreement and setting forth the following information with respect to each Distribution Date (to the extent the Servicer has made such information (other than the information described in clause (ii), (iii), (iv), (v) and (xv) below) available to the Indenture Trustee):

            (i) the amount of such payment to Noteholders allocable to (x) Monthly Principal (separately setting forth Principal Prepayments) and (y) any principal payments made pursuant to Section 8.02(c)(vi) hereof;

            (ii) the amount of such payment to Noteholders allocable to Accrued
      Note Interest;

            (iii) the Principal Balance, after giving effect to the payment of Monthly Principal and any principal payment made pursuant to Section 8.02(c)(vi) hereof applied to reduce such Principal Balance on such Distribution Date;

            (iv) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Collection Period;

            (v) the amount of Advances made with respect to such Distribution Date and the aggregate amount of unreimbursed Advances, PMI Advances and Servicing Advances, if any;

            (vi) the number and aggregate of the Principal Balances of Mortgage Loans (including the Principal Balances of all Mortgage Loans in foreclosure) contractually delinquent (i) one month, (ii) two months and
      (iii) three or more months, as of the end of the related Collection
      Period;

            (vii) the number and aggregate of the Principal Balances of the Mortgage Loans in foreclosure or subject to other similar proceedings, and the number and aggregate of the Principal Balance of Mortgage Loans and in the aggregate, the Mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the related Collection Period and the book value of any real estate acquired through foreclosure, grant of a deed in lieu of foreclosure or other similar proceedings during the related Collection Period;

            (viii) the aggregate of the Principal Balances of the Mortgage Loans repurchased or purchased by the Depositor;

            (ix) the aggregate amount of the Servicing Fee paid to or retained by the Servicer for the related Collection Period;

            (x) the Overcollateralization Amount, the then applicable Targeted Overcollateralization Amount, the Overcollateralization Release Amount, if any, and the Overcollateralization Deficiency, if any, with respect to such Distribution Date;

            (xi) the aggregate Principal Balance of the three largest outstanding Mortgage Loans as of the related Determination Date;

            (xii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses since the Cut-off Date;

            (xiii) the three-month rolling average of 60+ Day delinquent loans and the cumulative amount of Realized Losses (as defined in the Servicing Agreement) relating to such Distribution Date; and

            (xiv) the number of Mortgage Loan modifications made by the Servicer during the Collection Period and the type of modification made with respect to each such Mortgage Loan.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Individual Note.

      "Eligible Account": Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "AA" or better by S&P and Fitch and "Aa2" or better by Moody's and in the highest short term rating category by S&P, Fitch and Moody's, and that is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (iv) a principal subsidiary of a bank holding company or (B) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (B).

      "Event of Default":  As defined in Section 5.01.

      "Excess Cash": With respect to any Distribution Date, will be equal to Available Funds for such Distribution Date, reduced by the sum of (i) the Accrued Note Interest for the related Distribution Date and (ii) the Monthly Principal for the related Distribution Date.

      "Excess Cash Payment". As defined in clause fourth of Section 8.02(c).

      "FDIC": The Federal Deposit Insurance Corporation and its successors in interest.

      "Final Certification": A certification as to the completeness of each Mortgage File prepared by the Custodian on behalf of the Indenture Trustee, and provided by the Indenture Trustee on or before the first anniversary of the Closing Date pursuant to Section 6.15(b).

      "Final Maturity Date": The Distribution Date in [__________] 20 .

      "Fitch": Fitch Ratings and its successors in interest.

      "Full Prepayment": With respect to any Mortgage Loan, when any one of the following occurs: (i) payment is made by the Mortgagor to the Servicer of 100% of the outstanding principal balance of such Mortgage Loan, together with all accrued and unpaid interest thereon at the Mortgage Interest Rate on such Mortgage Loan, (ii) payment is made to the Indenture Trustee of the Purchase Price of such Mortgage Loan in connection with the purchase of such Mortgage Loan by the Depositor or (iii) payment is made to the Servicer of all Insurance Proceeds and Liquidation Proceeds, and other payments, if any, that have been determined by the Servicer in accordance with the provisions of the Servicing Agreement to be finally recoverable, in the Servicer's reasonable judgment, in respect of such Mortgage Loan.

      "Grant": To assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Mortgage Loan and related Mortgage Files, a Permitted Investment, the Servicing Agreement, the Mortgage Loan Purchase Agreement, or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, insurance proceeds, Purchase Prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Highest Lawful Rate": As defined in Section 11.19.

      "Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

      "Indenture Trustee": [__________________], a [________________], and any
Person resulting from or surviving any consolidation or merger to which it may be a party until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Person.

      "Independent": When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer and any other obligor upon the Notes, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor, and (iii) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by an Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

      "Individual Note": A Note of an original principal amount of $1,000 (provided, however, one Note may be less than that amount); a Note of an original principal amount in excess of $1,000 shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such original principal amount by $1,000.

      "Initial Certification": A certification as to the completeness of each Mortgage File prepared by the Custodian on behalf of the Indenture Trustee and provided by the Custodian on the Closing Date pursuant to Section 6.15(a).

      "Initial Redemption Date": The first Distribution Date on which the aggregate Principal Balance is less than 10% of the Original Principal Balance.

      "Insurance Policies": All insurance policies insuring any Mortgage Loan or Mortgaged Property, to the extent the Issuer or the Indenture Trustee has any interest therein.

      "Insurance Proceeds": As defined in the Servicing Agreement.

      "Interest Accrual Period": With respect to a Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Interest Rate": With respect to each Interest Accrual Period, [____]% per annum.

      "Issuer": Wells Fargo Home Equity Asset-Backed Securities 20 -[___] Trust, a Delaware statutory trust.

      "Issuer Order" and "Issuer Request": A written order or request of the Issuer signed on behalf of the Issuer by an Authorized Officer of the Owner Trustee or, in the case of such order or request required by Section 2.11, by an Authorized Officer of the holder of the Certificate and delivered to the Indenture Trustee, Securities Administrator or the Authenticating Agent, as applicable.

      "Liquidated Mortgage Loan": Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

      "Liquidation Date": With respect to any Mortgage Loan, the date of the final receipt of all Liquidation Proceeds, Insurance Proceeds or other payments with respect to such Mortgage Loan.

      "Liquidation Proceeds": As defined in the Servicing Agreement.

      "Loan-to-Value Ratio": As defined in the Mortgage Loan Purchase Agreement.

      "Maturity": With respect to any Note, the date on which the entire unpaid principal amount of such Note becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

      "Monthly Payment": With respect to any Mortgage Note, the amount of each monthly payment payable under such Mortgage Note by the Mortgagor in accordance with its terms, including, one month's accrued interest on the related Principal Balance at the then applicable

Mortgage Interest Rate, but net of any portion of such monthly payment that represents late payment charges, extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

      "Monthly Principal": With respect to any Distribution Date, the amount equal to (A) the sum (less certain amounts available for reimbursement of Advances and Servicing Advances and certain other reimbursable expenses) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the Determination Date for such Distribution Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period, (iii) the Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period, (v) any Substitution Adjustments received during the related Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated, that portion of the Termination Price in respect of principal, reduced by (B) the amount of any Overcollateralization Release Amount with respect to such Distribution Date.

      "Moody's": Moody's Investors Service, Inc. and its successors in interest.

      "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple in real property securing a Mortgage Loan.

      "Mortgage File": As defined in the Mortgage Loan Purchase Agreement.

      "Mortgage Interest Rate": With respect to each Mortgage Loan, the rate per annum set forth in the related Mortgage Note at which interest accrues on such Mortgage Loan, in each case after giving effect to any modification of a Mortgage Loan for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer in accordance with the Servicing Agreement.

      "Mortgage Loan": Each of the mortgage loans Granted to the Indenture Trustee under this Indenture as security for the Notes and that from time to time comprise part of the Trust Fund, including any property that secures a Mortgage that becomes REO Property. The Mortgage Loans are listed on the Mortgage Loan Schedule annexed hereto as Schedule I.

      "Mortgage Pool": The pool of Mortgage Loans Granted to the Indenture Trustee under this Indenture as security for the Notes.

      "Mortgage Loan Purchase Agreement": That certain agreement, dated as of [_____________], 20 , between the Seller and the Depositor pursuant to which the Mortgage Loans will be acquired from the Seller by the Depositor.

      "Mortgage Loan Schedule": As of any date, the schedule of mortgage loans included in the Trust Fund, Schedule I hereto identifies the Mortgage Loans being Granted to the Indenture

Trustee on the Closing Date. The Mortgage Loan Schedule shall be amended by the Servicer as appropriate from time to time to reflect the deletion and substitution of Mortgage Loans in accordance with the terms of the Basic Documents. The Mortgage Loan Schedule shall identify each Mortgage Loan by the Servicer's loan number and address (including the state) of the related Mortgaged Property and shall set forth as to each Mortgage Loan the initial Loan-to-Value Ratio, the Principal Balance as of the Cut-off Date, the Mortgage Interest Rate, the currently Monthly Payment amount and the stated maturity date of the related Mortgage Note. The Issuer shall cause the initial Mortgage Loan Schedule to be delivered by the Seller to the Indenture Trustee in both physical and computer-readable form.

      "Mortgage Note": The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

      "Mortgaged Property": The underlying property securing a Mortgage Note.

      "Mortgagor": The obligor under a Mortgage Note.

      "Nonrecoverable Advance": As defined in the Servicing Agreement.

      "Note Account": The segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 8.02 and entitled "[______________________], as Indenture Trustee for Wells Fargo Home Equity Asset-Backed Securities 20 -[___] Trust Home Equity Asset-Backed Notes, Series 20 - , Class A Note Account," on behalf of the Noteholders.

      "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register, except that, solely for the purpose of taking any action under Section 5.02 or giving of any consent pursuant to this Indenture, any Note registered in the name of the Issuer, the Seller, the Servicer, the Securities Administrator or the Depositor or any Persons actually known by a Responsible Officer of the Indenture Trustee to be an Affiliate of the Issuer, the Seller, the Servicer, the Securities Administrator or the Depositor shall be deemed not to be Outstanding and the percentage interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite percentage interests necessary to take any such action or effect any such consent have acted or consented unless the Issuer, the Seller, the Servicer, the Securities Administrator, the Depositor or any such Person is an owner of record of all of the Notes.

      "Note Register": As defined in Section 2.06.

      "Note Registrar": As defined in Section 2.06.

      "Notes": The Wells Fargo Home Equity Asset-Backed Securities 20 -[___] Trust Home Equity Asset-Backed Notes, Series 20 - , Class A, issued pursuant to this Indenture.

      "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Operating Officer or a Vice President of the Seller, the Depositor, the Servicer or, in the case of the Issuer, an Authorized Officer of the Owner

Trustee, as the case may be, and delivered to the Indenture Trustee or each Rating Agency, as the case may be.

      "Opinion of Counsel": A written opinion of counsel reasonably acceptable to the Indenture Trustee and the Securities Administrator. Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel, except in such instances where such opinion is at the request of the Indenture Trustee, in which case such expense shall be an expense of the Servicer.

      "Original Principal Balance": The aggregate principal balance of the Notes at the issue date thereof, equal to $[__________].

      "Outstanding": As of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

            (i) Definitive Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

            (ii) Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made;

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

            (iv) Notes alleged to have been destroyed, lost or stolen that have been paid as provided for in Section 2.07;

provided, however, that in determining whether the Holders of the requisite percentage of the Principal Balance of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes or any Affiliate of the Issuer, the Seller, the Servicer, the Securities Administrator or the Depositor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of the Issuer, the Seller, the Servicer, the Securities Administrator or the Depositor or such other obligor.

      "Overcollateralization Amount": As to any Distribution Date, the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Collection Period exceeds (y) the Principal Balance for such Distribution Date, after taking into account all payments of Monthly Principal on such Distribution Date and the increase of the Principal Balance of the Notes as a result of Subsequent Recoveries. If the Aggregate Principal Balance of the Mortgage Loans is less than the Principal Balance for such Distribution Date, determined as provided above, the Overcollateralization Amount and Distribution Date shall be zero.

      "Overcollateralization Deficiency": With respect to any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balance of the Notes resulting from the payment of Monthly Principal on such Distribution Date.

      "Overcollateralization Release Amount": As to any Distribution Date on which a Trigger Event is not in effect, the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (after the payment of Monthly Principal for such Distribution Date) over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero

      "Owner Trustee": [____________], a Delaware banking corporation, not in its individual capacity, but solely as owner trustee under the Trust Agreement, and any successor owner trustee thereunder.

      "Owner Trustee Fee": The fee payable to the Owner Trustee pursuant to the Trust Agreement.

      "Paying Agent": The Indenture Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to Section 3.03 to pay the principal of, or interest on, any Notes on behalf of the Issuer, which agent, if not the Indenture Trustee, shall have signed an instrument agreeing to be bound by the terms of this Indenture applicable to the Paying Agent.

      "Percentage Interest": With respect to a Note, the undivided percentage interest (carried to eight places rounded down) obtained by dividing the original principal balance of such Note by the Original Principal Balance and multiplying the result by 100.

      "Permitted Investments": One or more of the following obligations, instruments and securities:

            (a) direct general obligations of, or obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, Federal National Mortgage Corporation, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated Aa3 or higher by Moody's, the obligations of which are backed by the full faith and credit of the United States of America;

            (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P, Fitch and of Moody's and provided that each such investment has an original maturity of no more than 365 days and (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

            (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by S&P and Fitch and rated A2 or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and
      (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities.

            (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (f) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (g) money market funds having ratings in the two highest available rating category of Moody's and one of the two highest available rating categories of S&P and Fitch at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or which Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

            (h) any investment upon written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

      The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Noteholders.

      "Person": Any individual, corporation, limited liability company, partnership, joint venture, association joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Notes": With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

      "Prepayment Interest Shortfall": With respect to any Mortgage Loan as to which a prepayment in whole or in part was received by the Servicer from the related Mortgagor during a Collection Period, an amount equal to the difference between (1) 30 days' interest at the Mortgage Interest Rate on the Principal Balance of such Mortgage Loan (immediately prior to such prepayment) and (2) the amount of interest actually collected by the Servicer on such Mortgage Loan during the related Collection Period.

      "Prepayment Interest Shortfall Amount": As defined in the Servicing Agreement.

      "Prepayment Charge": With respect to any Collection Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

      "Principal Balance": With respect to any Note as of any date of determination, the Original Principal Balance of such Note, reduced by all prior payments, if any, made with respect to principal of such Note and increased by the amount of any Subsequent Recoveries.

      With respect to any Mortgage Loan and any Determination Date, the actual principal balance of such Mortgage Loan at its origination, less the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances and (iii) any Deficient Valuation.

      "Principal Prepayment": As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including net Liquidation Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date.

      "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

      "Purchase Price": With respect to any Defective Mortgage Loan, an amount equal to (i) the sum of (A) the Principal Balance of such Defective Mortgage Loan as of the beginning of the Collection Period next preceding the Remittance Date on which such repurchase or purchase is required to occur, (B) interest computed at the applicable Mortgage Interest Rate on such Principal Balance from the date to which interest was last paid by the Mortgagor to the last day of the Collection Period immediately preceding the Remittance Date on which such repurchase occurs and (C) any previously unreimbursed Advances with respect to principal and Servicing Advances made on or in respect of such Defective Mortgage Loan, less (ii) any payments of principal and interest in respect of such Defective Mortgage Loan made by or on behalf of the related Mortgagor during such Collection Period. With respect to any Qualified Replacement Mortgage Loan, the amount remitted by the Depositor to the Indenture Trustee on or prior to the Remittance Date relating to a Distribution Date in connection with a substitution of such Qualified Replacement Mortgage Loan for a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Section 8.05 hereof.

      "Qualified Replacement Mortgage Loan": A Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 8.05 that must, at the end of the Collection Period preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage Loan), not in excess of and not substantially less than the unpaid principal balance of the Deleted Mortgage Loan at the end of the Collection Period preceding the date of substitution, (ii) be of the same type of Mortgage Interest Rate (i.e. fixed or adjustable) and have the Mortgage Interest Rate not less than the Mortgage Interest Rate on the Deleted Mortgage Loan, and, with respect to Mortgage Loans which have an adjustable Mortgage Rate, have maximum rates, minimum rates, indices, gross margins, and caps no more than 1% greater than or less than those of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) have the same or better lien priority as the Deleted Mortgage Loan, (vi) comply as of the date of substitution with each representation and warranty set forth in Section [__]of the Mortgage Loan Purchase Agreement, (vii) have the same or better property type as the Deleted Mortgage Loan and (viii) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis, except that the requirements of clauses (v), (vi), (vii) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

      "Rating Agencies": S&P, Fitch and Moody's (each, a "Rating Agency"). If any such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Indenture Trustee.

      "Realized Loss": The excess, if any, of the Principal Balance of any Mortgage Loan that became a Liquidated Mortgage Loan over the net Liquidation Proceeds related thereto.

      "Record Date": With respect to any Distribution Date, the date on which the Persons entitled to receive any payment of principal of or interest on any Notes (or notice of a payment in full of principal) due and payable on such Distribution Date are determined; such date shall be the last Business Day preceding such Distribution Date or, with respect to Definitive Notes, the last Business Day of the month preceding the month of such Distribution Date. With respect to a vote of Noteholders required or allowed hereunder, the Record Date shall be the later of (i) 30 days prior to the first solicitation of consents or (ii) the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 7.01(a) prior to such solicitation.

      "Redemption Date": With respect to the Notes, the Distribution Date, if any, on which the Notes are redeemed pursuant to Article X hereof which date may occur on or after the Initial Redemption Date.

      "Redemption Price": With respect to any Note to be redeemed in whole or in part, an amount equal to 100% of the Principal Balance of the Note to be so redeemed, together with accrued and unpaid interest on such amount at the Interest Rate.

      "Relief Act": The Servicemembers Civil Relief Act.

      "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Collection Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Collection Period is less than
(ii) 30 days' at the Mortgage Interest Rate on the Principal Balance of such Mortgage Loan before giving effect to the application of the Relief Act.

      "Remittance Report": As defined in the Servicing Agreement.

      "REO Property": As defined in the Servicing Agreement.

      "Responsible Officer": With respect to the Indenture Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Retained Mortgage File": As defined in the Servicing Agreement.

      "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

      "Sale": The meaning specified in Section 5.17.

      "Securities Administrator's Fee": With respect to the Notes, the Securities Administrator's monthly fee, equal to 1/12th of [___]% of the Aggregate Principal Balance of the Mortgage Loans as of the first day of the applicable Collection Period.

      "Seller": Wells Fargo Home Mortgage, Inc., a California corporation.

      "Servicer": With respect to any Mortgage Loan, Wells Fargo Home Mortgage, Inc.., a California corporation, as Servicer under the Servicing Agreement, and its permitted successors and assigns thereunder, including any successor servicers appointed pursuant to Section 9.01 of the Servicing Agreement.

      "Servicing Advance": As defined in the Servicing Agreement.

      "Servicing Agreement": The Servicing Agreement, dated as of [_________], 20 , among the Servicer, the Issuer and the Indenture Trustee, providing, among other things, for the servicing of the Mortgage Loans, as such agreement may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement entered into with a successor servicer.

      "Servicing Fee": As defined in the Servicing Agreement.

      "Servicing Fee Rate": [___]% per annum.

      "Subsequent Recovery": Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month.

      "Transition Expenses": As defined in the Servicing Agreement.

      "Trust Agreement": That certain Deposit Trust Agreement, dated as of [______], 20 , between the Depositor and the Owner Trustee.

      "Trust Fund": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Noteholders as of any particular time (including, without limitation, all property and interests Granted to the Indenture Trustee, including all proceeds thereof).

      "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as it may be amended from time to time.

      "Trust Paying Agent": The entity appointed to act as paying agent pursuant to the Trust Agreement with respect to amounts on deposit from time to time in the Certificate Distribution Account and distributions thereof to Certificateholders. The initial Trust Paying Agent is [_____________________].

      "U.S. Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq., as amended or supplemented from time to time.

      "Vice President": Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                                   ARTICLE II

                                    THE NOTES

      Section 2.01. Forms Generally.

      The Notes shall be in substantially the form set forth on Exhibit A attached hereto. Each Note may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the Issuer, as evidenced by its execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

      The Definitive Notes may be produced in any manner determined by the Issuer, as evidenced by its execution thereof.

      Section 2.02. Forms of Certificate of Authentication.

      The form of the Authenticating Agent's certificate of authentication is as follows:

      This is one of the Notes referred to in the within-mentioned Indenture.

                              [________________], as Authenticating Agent

                              By:_______________________________________________
                                 Authorized Signatory

      Section 2.03. General Provisions With Respect to Principal and Interest Payment.

      The Notes shall be designated generally as the "Asset Backed Notes, Series 20 - " of the Issuer.

      The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $[__________], except for the Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, or 9.06 of this Indenture. The Notes shall consist of one class designated as Class A, having an Interest Rate and Final Maturity Date as follows:

                   Original Principal
   Designation           Balance           Interest Rate     Final Maturity Date
   -----------     ------------------      -------------     -------------------

     Class A                $                    %

      The Notes shall be issued in the form specified in Section 2.01.

      Subject to the provisions of Section 3.01, Section 5.07, Section 5.09 and
Section 8.02(d), the principal of the Notes shall be payable in installments ending no later than the Final Maturity

Date unless the unpaid principal of such Notes become due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise.

      All payments made with respect to any Note shall be applied first to the interest then due and payable on such Note and then to the principal thereof. All computations of interest accrued on any Note shall be made on the basis of a year of 360 days and twelve 30-day months.

      Interest on the Notes shall accrue at the Interest Rate during each Interest Period on the Principal Balance of each Outstanding Note at the end of such Interest Period. Interest accrued during an Interest Period shall be payable on the next following Distribution Date.

      All payments of principal of and interest on any Note shall be made in the manner specified in Section 2.

      Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on the Notes shall be made in accordance with Section 5.07.

      Section 2.04. Denominations.

      The Notes shall be issuable only as registered Notes in the minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof, with the exception of one Note which may be issued in a lesser amount.

      Section 2.05. Execution, Authentication, Delivery and Dating.

      The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. The signature of such Authorized Officer of the Owner Trustee on the Notes may be manual or by facsimile.

      Notes bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that such individual has ceased to be an Authorized Officer of the Owner Trustee prior to the authentication and delivery of such Notes or was not an Authorized Officer of the Owner Trustee at the date of such Notes.

      At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed on behalf of the Issuer to the Authenticating Agent for authentication; and the Authenticating Agent shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

      Each Note authenticated on the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by the manual signature of one of its authorized officers or employees, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      Section 2.06. Registration, Registration of Transfer and Exchange.

      The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Indenture Trustee shall remain the Note Registrar throughout the term hereof. Upon any resignation of the Indenture Trustee, the Issuer shall promptly appoint a successor or, in the absence of such appointment, the Issuer shall assume the duties of Note Registrar.

      Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Owner Trustee on behalf of the Issuer, shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

      At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, and of a like aggregate initial principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive.

      All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

      Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.07.

      The Note Registrar shall not register the transfer of a Note unless the Note Registrar has received a representation letter from the transferee to the effect that either (i) the transferee is not, and is not acquiring the Note on behalf of or with the assets of, an employee benefit plan or other retirement plan or arrangement that is subject to Title I of the Employee Retirement Income Security Act or 1974, as amended, or Section 4975 of the Code or (ii) the acquisition and holding of the Note by the transferee qualifies for exemptive relief under a Department of

Labor Prohibited Transaction Class Exemption. Each Beneficial Owner of a Book-Entry Note shall be deemed to make one of the foregoing representations.

      Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes.

      If (1) any mutilated Note is surrendered to the Note Registrar or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (2) there is delivered to the Note Registrar such security or indemnity as may be required by the Note Registrar to save each of the Issuer and the Note Registrar harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute and upon its request the Note Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note or Notes of the same tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Note Registrar shall be entitled to recover such new Note from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Note Registrar in connection therewith. If any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

      Upon the issuance of any new Note under this Section, the Issuer or the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

      Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      Section 2.08. Payments of Principal and Interest.

      (a) Payments on Notes issued as Book-Entry Notes will be made by or on behalf of the Indenture Trustee to the Clearing Agency or its nominee. Any installment of interest or principal payable on any Definitive Notes that is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Distribution Date by either (i) check mailed to such Person's address as it appears in the Note

Register on such Record Date, or (ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder (A) is the registered holder of Definitive Notes having an initial principal amount of at least $1,000,000 and (B) has provided the Indenture Trustee with wiring instructions in writing by five Business Days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Distribution Date, except for the final installment of principal payable with respect to such Note (or the Redemption Price for any Note called for redemption, if such redemption will result in payment of the then entire unpaid principal amount of such Note), which shall be payable as provided in subsection
(b) below of this Section 2.08. A fee may be charged by the Indenture Trustee to a Noteholder of Definitive Notes for any payment made by wire transfer. Any installment of interest or principal not punctually paid or duly provided for shall be payable as soon as funds are available to the Indenture Trustee for payment thereof, or if Section 5.07 applies, pursuant to Section 5.07.

      (b) All reductions in the principal amount of a Note (or one or more Predecessor Notes) effected by payments of installments of principal made on any Distribution Date shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final installment of principal of each Note (including the Redemption Price of any Note called for optional redemption, if such optional redemption will result in payment of the entire unpaid principal amount of such Note) shall be payable only upon presentation and surrender thereof on or after the Distribution Date therefor at the Indenture Trustee's presenting office located within the United States of America pursuant to Section 3.02.

      Whenever the Indenture Trustee expects that the entire remaining unpaid principal amount of any Note will become due and payable on the next Distribution Date other than pursuant to a redemption pursuant to Article X, it shall, no later than two days prior to such Distribution Date, telecopy or hand deliver to each Person in whose name a Note to be so retired is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

            (i) the Indenture Trustee expects that funds sufficient to pay such final installment will be available in the Note Account on such Distribution Date; and

            (ii) if such funds are available, (A) such final installment will be payable on such Distribution Date, but only upon presentation and surrender of such Note at the office or agency of the Note Registrar maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice) and (B) no interest shall accrue on such Note after such Distribution Date.

      Notices in connection with redemptions of Notes shall be mailed to Noteholders in accordance with Section 10.02.

      (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid principal and interest that were carried by such other Note. Any checks mailed pursuant to subsection (a) of this Section 2.08 and returned undelivered shall be held in accordance with Section 3.03.

      (d) Each Distribution Date Statement, prepared by the Indenture Trustee based on the Remittance Report delivered to the Indenture Trustee pursuant to the Servicing Agreement, shall be made available via the Depositor's internet website to the Rating Agencies, the Owner Trustee and each Noteholder as the statement required pursuant to Section 8.06. Noteholders that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling (301) 846-8881 and indicating such. Neither the Indenture Trustee nor the Paying Agent shall have any responsibility to recalculate, verify or recompute information contained in any such tape, electronic data file or disk or any such Remittance Report except to the extent necessary to satisfy all obligations under this Section 2.08(d).

      Within 90 days after the end of each calendar year, the Indenture Trustee will be required to furnish to each person who at any time during the calendar year was a Noteholder, if requested in writing by such person, a statement containing the information set forth in subclauses (i) and (ii) in the definition of "Distribution Date Statement," aggregated for such calendar year or the applicable portion thereof during which such person was a Noteholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.

      Section 2.09. Persons Deemed Owner.

      Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, any Paying Agent and any other agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note (a) on the applicable Record Date for the purpose of receiving payments of the principal of and interest on such Note and
(b) on any other date for all other purposes whatsoever, and neither the Issuer, the Indenture Trustee, any Paying Agent nor any other agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

      Section 2.10. Cancellation.

      All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Note Registrar, be delivered to the Note Registrar and shall be promptly canceled by it. The Issuer may at any time deliver to the Note Registrar for cancellation any Note previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Note Registrar shall be held by the Note Registrar in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

      Section 2.11. Authentication and Delivery of Notes.

      The Notes shall be executed by an Authorized Officer of the Owner Trustee on behalf of the Issuer and delivered to the Authenticating Agent for authentication, and thereupon the same shall be authenticated and delivered by the Authenticating Agent, upon Issuer Request and upon receipt by the Authenticating Agent of all of the following:

      (a) An Issuer Order authorizing the execution, authentication and delivery of the Notes and specifying the Final Maturity Date, the principal amount and the Interest Rate (or the manner in which such Interest Rate is to be determined) of such Notes to be authenticated and delivered.

      (b) An Issuer Order authorizing the execution and delivery of this Indenture.

      (c) One or more Opinions of Counsel addressed to the Authenticating Agent or upon which the Authenticating Agent is expressly permitted to rely, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Authenticating Agent.

      In rendering the opinions set forth above, such counsel may rely upon officer's certificates of the Issuer, the Owner Trustee, the Servicer, the Securities Administrator and the Indenture Trustee, without independent confirmation or verification with respect to factual matters relevant to such opinions. In rendering the opinions set forth above, such counsel need express no opinion as to (A) the existence of, or the priority of the security interest created by the Indenture against, any liens or other interests that arise by operation of law and that do not require any filing or similar action in order to take priority over a perfected security interest or (B) the priority of the security interest created by this Indenture with respect to any claim or lien in favor of the United States or any agency or instrumentality thereof (including federal tax liens and liens arising under Title IV of the Employee Retirement Income Security Act of 1974).

      (d) Pursuant to the authorization of the Depositor, an Officers' Certificate of the Issuer complying with the requirements of Section 11.01 and stating that:

            (i) the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer's Certificate of Trust or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with;

            (ii) the Issuer is the owner of each Mortgage Loan, free and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Mortgage Loan (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Mortgage Loan to the Indenture Trustee;

            (iii) the information set forth in the Mortgage Loan Schedule attached as Schedule I to this Indenture is correct;

            (iv) the Issuer has Granted to the Indenture Trustee all of its right, title and interest in each Mortgage Loan;

            (v) as of the Closing Date, no lien in favor of the United States described in Section 6321 of the Code, or lien in favor of the Pension Benefit Guaranty Corporation described in Section 4068(a) of the Employee Retirement Income Security Act of 1974, as amended, has been filed as described in subsections 6323(f) and 6323(g) of the Code upon any property belonging to the Issuer; and

            (vi) attached thereto is a true and correct copy of letters signed by each Rating Agency confirming that the Notes have been rated in the highest rating category of such Rating Agency.

      (e) An executed counterpart of the Servicing Agreement.

      (f) An executed counterpart of the Mortgage Loan Purchase Agreement.

      (g) An executed counterpart of the Trust Agreement.

      Section 2.12. Book-Entry Note.

      The Notes will be issued initially as one or more certificates in the name of the Cede & Co., as nominee for the Clearing Agency maintaining book-entry records with respect to ownership and transfer of such Notes, and held by the Clearing Agency or, pursuant to the Clearing Agency's instructions on behalf of the Clearing Agency, deposited with the Indenture Trustee, and registration of the Notes may not be transferred by the Note Registrar except upon Book-Entry Termination. In such case, the Note Registrar shall deal with the Clearing Agency as representatives of the Beneficial Owners of such Notes for purposes of exercising the rights of Noteholders hereunder. Each payment of principal of and interest on a Book-Entry Note shall be paid to the Clearing Agency, which shall credit the amount of such payments to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Notes that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Notes. None of the Indenture Trustee, the Note Registrar, if any, the Issuer, or any Paying Agent shall have any responsibility therefor except as otherwise provided by applicable law. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

      Section 2.13. Termination of Book Entry System.

      (a) The book-entry system through the Clearing Agency with respect to the Book-Entry Notes may be terminated when the Clearing Agency advises the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor clearing agency satisfactory to the Issuer:

      (b) Upon the occurrence of the event described in subsection (a) above, the Indenture Trustee shall use all reasonable efforts to notify all Beneficial Owners, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners requesting the same, in an aggregate Principal Balance representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for redemption. Definitive Notes shall be issued only upon surrender to the Indenture Trustee of the global Note by the Clearing Agency, accompanied by registration instructions for the Definitive Notes. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the Definitive Notes, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall cease to be applicable and the provisions relating to Definitive Notes shall be applicable.

                                   ARTICLE III

                                    COVENANTS

      Section 3.01. Payment of Notes.

      The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Notes in accordance with the terms of the Notes and this Indenture. The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Fund as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Notes. No person shall be personally liable for any amounts payable under the Notes. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

      Section 3.02. Maintenance of Office or Agency.

      The Issuer will cause the Note Registrar to maintain its corporate trust office at a location where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

      The Issuer may also from time to time at its own expense designate one or more other offices or agencies within the United States of America where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, any designation of an office or agency for payment of Notes shall be subject to Section 3.03. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      Section 3.03. Money for Note Payments to Be Held In Trust.

      All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Account pursuant to Section 8.02(c) or Section 5.07 shall be made on behalf of the Issuer by the Paying Agent, and no amounts so withdrawn from the Note Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 or in Section 5.07 or Section 8.02.

      With respect to Definitive Notes, if the Issuer shall have a Paying Agent that is not also the Note Registrar, such Note Registrar shall furnish, no later than the fifth calendar day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Notes and of the number of Individual Notes held by each such Holder.

      Whenever the Issuer shall have a Paying Agent other than the Indenture Trustee, it will, on or before the Business Day next preceding each Distribution Date direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Note Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article VIII.

      Any Paying Agent other than the Indenture Trustee may be appointed by Issuer Order and at the expense of the Issuer. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) that is not, at the time of such appointment, a depository institution or trust company whose obligations would be Permitted Investments pursuant to clause (c) of the definition of the term Permitted Investments. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

            (1) allocate all sums received for payment to the Holders of Notes on each Distribution Date among such Holders in the proportion specified in the applicable Distribution Date Statement, in each case to the extent permitted by applicable law;

            (2) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (3) if such Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Notes if at any time the Paying Agent ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

            (4) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to any Notes for which it is acting as Paying Agent;

            (5) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

            (6) comply with all requirements of the Code, and all regulations thereunder, with respect to withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on any of the Notes, the Issuer has provided the calculations pertaining thereto to the Indenture Trustee and the Paying Agent.

      The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or any other purpose, by Issuer Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two and one-half years after such amount has become due and payable to the Holder of such Note (or if earlier, three months before the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or any Agent, at the last address of record for each such Holder).

      Section 3.04. Existence of Issuer.

      (a) Subject to Sections 3.04(b) and (c) and Section 6.2(a)(ii) of the Trust Agreement, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware or under the laws of any other state or the United States of America, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Servicing Agreement, the Insurance Agreement and the Mortgage Loan Contribution Agreement.

      (b) Subject to Section 3.09(vii) and written notice to the Rating Agencies, any entity into which the Issuer may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Issuer shall be a party, shall be the successor Issuer under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything in any agreement relating to such merger or consolidation, by which any such Issuer may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding (other than Section 3.09(vii)).

      (c) Upon any consolidation or merger of or other succession to the Issuer in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) may exercise every right and power of, and shall have all of the obligations of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

      Section 3.05. Protection of Trust Fund.

      (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

            (i) Grant more effectively all or any portion of the Trust Fund;

            (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

            (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

            (iv) enforce any of the Mortgage Loans, the Servicing Agreement or the Mortgage Loan Purchase Agreement; or

            (v) preserve and defend title to the Trust Fund and the rights of the Indenture Trustee, and of the Noteholders, in the Mortgage Loans and the other property held as part of the Trust Fund against the claims of all Persons and parties.

      (b) The Indenture Trustee shall not remove any portion of the Trust Fund that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held, or to which it is intended to be removed, as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.1l(c), or cause or permit ownership or the pledge of any portion of the Trust Fund that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such time unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

      Section 3.06. Annual Opinions as to Collateral.

      On or before December 31st in each calendar year, beginning in 20 , the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31st of the following calendar year.

      Section 3.07. Performance of Obligations; Servicing Agreement.

      (a) The Issuer shall punctually perform and observe all of its obligations under this Indenture.

      (b) The Issuer shall not take any action and will use its Best Efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the Mortgage Files or under any instrument included in the Trust Fund, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents or instruments contained in the Mortgage Files, except as expressly permitted in this Indenture, the Servicing Agreement or such document included in the Mortgage File or other instrument or unless such action will not adversely affect the interests of the Holders of the Notes.

      (c) If the Issuer shall have knowledge of the occurrence of a default under the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.

      (d) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Rating Agencies. As soon as any successor Servicer is appointed, the Indenture Trustee shall notify the Rating Agencies, specifying in such notice the name and address of such successor Servicer.

      Section 3.08. Investment Company Act.

      The Issuer shall at all times conduct its operations so as not to be subject to, or shall comply with, the requirements of the Investment Company Act of 1940, as amended (or any successor statute), and the rules and regulations thereunder.

      Section 3.09. Negative Covenants.

      The Issuer shall not:

            (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Fund except as expressly permitted by this Indenture or the Servicing Agreement;

            (ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Fund;

            (iii) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of the Notes pursuant to this Indenture or amend the Trust Agreement, as in effect on the Closing Date, other than in accordance with
      Section 11.01;

            (iv) incur, issue, assume or otherwise become liable for a indebtedness other than the Notes;

            (v) incur, assume, guaranty or agree to indemnify any Person with respect to any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

            (vi) dissolve or liquidate in whole or in part (until the Notes are paid in full);

            (vii) (1) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be impaired, amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Trust Fund or any part thereof or any interest therein or the proceeds thereof, or
      (3) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Fund; or

            (viii) take any other action that should reasonably be expected to, or fail to take any action if such failure should reasonably be expected to, cause the Issuer to be taxable as (a) an association pursuant to
      Section 7701 of the Code or (b) a taxable mortgage pool pursuant to
      Section 7701(i) of the Code.

      Section 3.10. Annual Statement as to Compliance.

      On or before December 31, 20 , and each December 31 thereafter, the Issuer shall deliver to the Indenture Trustee, the Securities Administrator and the Rating Agencies a written statement signed by an Authorized Officer of the Owner Trustee, stating that:

            (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such Authorized Officer's supervision; and

            (2) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such covenant or condition, specifying each such Default known to such Authorized Officer and the nature and status thereof.

      Section 3.11. Restricted Payments.

      The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer,
(ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Indenture Trustee, the Securities Administrator, the Owner Trustee, r and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture, the Servicing Agreement or the Trust Agreement and the Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from either Note Account except in accordance with this Indenture.

      Section 3.12. Treatment of Notes as Debt for Tax Purposes.

      The Issuer shall treat the Notes as indebtedness for all federal and state tax purposes.

      Section 3.13. Notice of Events of Default.

      The Issuer shall give the Indenture Trustee, the Securities Administrator and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer of its obligations under the Servicing Agreement and each default on the part of the Seller of its obligations under the Mortgage Loan Purchase Agreement.

      Section 3.14. Further Instruments and Acts.

      Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

      Section 4.01. Satisfaction and Discharge of Indenture.

      Whenever the following conditions shall have been satisfied:

            (1) either

                  (A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07, and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Note Registrar for cancellation; or

                  (B) all Notes not theretofore delivered to the Note Registrar for cancellation

                        (i) have become due and payable, or

                        (ii) will become due and payable at the Final Maturity
                  Date within one year, or

                        (iii) are to be called for redemption within one year
                  under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer or the Depositor, and the Issuer or the Depositor, in the case of clauses (B)(i),
            (B)(ii) or (B)(iii) above, has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the Final Maturity Date or to the applicable Redemption Date, as the case may be, and in the case of Notes that were not paid at the Final Maturity Date of their entire unpaid principal amount, for all overdue principal and all interest payable on such Notes to the next succeeding Distribution Date therefor;

            (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

            (3) the Issuer has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel satisfactory in form and substance to the Indenture Trustee each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with;

then, upon Issuer Request, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Indenture Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer (or of the Depositor in the case of a redemption by the Depositor), execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all cash, securities and other property held by it as part of the Trust Fund remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Indenture Trustee and the Paying Agent to the Issuer and the Holders of Notes under Section 3.03, the obligations of the Indenture Trustee to the Holders of Notes under Section 4.02 and the provisions of Section 2.07 with respect to lost, stolen, destroyed or mutilated Notes, registration of transfers of Notes and rights to receive payments of principal of and interest on the Notes shall survive.

      Section 4.02. Application of Trust Money.

      All money deposited with the Indenture Trustee pursuant to Sections 3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

      Section 5.01. Event of Default.

      "Event of Default", wherever used herein, means, with respect to Notes issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) if the Issuer shall fail to pay the Notes in full on or before the Final Maturity Date (and in the case of any such default, such default or failure shall continue for a period of 5 days unremedied);

            (2) if the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in clauses (i) through (viii) of Section 3.09;

            (3) if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of Notes representing at least 25% of the Principal Balance of the Outstanding Notes, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (4) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing, delivered by the Issuer pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of Notes representing at least 25% of the Principal Balance of the Outstanding Notes, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; provided, however, that in the event that there exists a remedy with respect to any such breach that consists of a purchase obligation, repurchase obligation or right to substitute under the Basic Documents, then such purchase obligation, repurchase obligation or right to substitute shall be the sole remedy with respect to such breach and shall not constitute an Event of Default hereunder;

            (5) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (6) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

      Section 5.02. Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default occurs and is continuing, then and in every such case, the Indenture Trustee may, and on request of the Holders of Notes representing not less than 50% of the Principal Balance of the Outstanding Notes, shall, declare all the Notes to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration such Notes, in an amount equal to the Principal Balance of such Notes, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable.

      At any time after such a declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided the Holders of Notes representing more than 50% of the Principal Balance of the Outstanding Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (1) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (A) all payments of principal of, and interest on, all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (B) all sums paid or advanced by the Indenture Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

            (2) all Events of Default, other than the nonpayment of the principal of Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

      No such rescission shall affect any subsequent Default or impair any right consequent thereon.

      Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

      Subject to the provisions of Section 3.01 and the following sentence, if an Event of Default occurs and is continuing, the Indenture Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by any Proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Indenture Trustee on behalf of the Noteholders or any Noteholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Fund relative to the Notes in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Notes may be sought or obtained by the Indenture Trustee or any Noteholder against the Issuer. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Article V including reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

      Section 5.04. Remedies.

      If an Event of Default shall have occurred and be continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, for the benefit of the Noteholders r, do one or more of the following:

      (a) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due, subject in all cases to the provisions of Sections 3.01 and 5.03;

      (b) in accordance with Section 5.17, sell the Trust Fund or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

      (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Fund;

      (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Notes hereunder; and

      (e) refrain from selling the Trust Fund and apply all Available Funds pursuant to Section 5.07.

      Section 5.05. Indenture Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise to:

            (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Noteholders a allowed in such Proceeding, and

            (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

      Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

      Section 5.06. Indenture Trustee May Enforce Claims Without Possession of Notes.

      All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to clause (i) Section 5.07.

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      Section 5.07. Application of Money Collected.

      If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, the Notes, upon presentation and surrender thereof:

            (i) to the Servicer and Securities Administrator, the unpaid Servicing Fee and Securities Administrator's Fee due under this Indenture;

            (ii) to the Servicer any Advances and Servicing Advances previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds and from Insurance Proceeds) under the Servicing Agreement;

            (iii) to the Noteholders, the Accrued Note Interest due under this Indenture;

            (iv) to the Noteholders, the amount of Monthly Principal for the Notes with respect to such date, in reduction of the Principal Balance until the Principal Balance is reduced to zero;

            (v) to the Noteholders, the Overcollateralization Deficiency, if any, due under this Indenture;

            (vi) to the Indenture Trustee pursuant to the terms of the Servicing Agreement, Transition Expenses in excess of $50,000, if any, and other costs and expenses, if not paid by the Servicer pursuant to the Servicing Agreement or the Custodial Agreement; and

            (vii) to the payment of the Principal Balance of the Outstanding Notes, up to the amount of their Principal Balances, without preference or priority of any kind;

      Section 5.08. Limitation on Suits.

      No Holder of a Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (1) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

            (2) the Holders of Notes representing not less than 25% of the Principal Balance of the Outstanding Notes shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (3) such Holder or Holders have offered to the Indenture Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

            (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of Notes representing more than 50% of the Principal Balance of the Outstanding Notes; and

            (6) it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

      In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than 50% of the Principal Balances of the Outstanding Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken notwithstanding any other provision herein to the contrary.

      Section 5.09. Unconditional Rights of Noteholders to Receive Principal and Interest.

      Subject to the provisions in this Indenture (including Sections 3.01 and 5.03) limiting the right to recover amounts due on a Note to recovery from amounts in the Trust Fund, the Holder of any Note shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Note on the respective Distribution Date for such installments of interest, to receive payment of each installment of principal of such Note when due (or, in the case of any Note called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      Section 5.10. Restoration of Rights and Remedies.

      If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

      Section 5.11. Rights and Remedies Cumulative.

      No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.12. Delay or Omission Not Waiver.

      No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

      Section 5.13. Control by Noteholders.

      The Holders of Notes representing more than 50% of the Principal Balance of the Outstanding Notes on the applicable Record Date shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (1) such direction shall not be in conflict with any rule of law or with this Indenture;

            (2) any direction to the Indenture Trustee to undertake a Sale of the Trust Fund shall be by the Holders of Notes representing the percentage of the Principal Balance of the Outstanding Notes specified in
      Section 5.17(b)(1), unless Section 5.17(b)(2) is applicable; and

            (3) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or be unjustly prejudicial to the Noteholders not consenting.

      Section 5.14. Waiver of Past Defaults.

      The Holders of Notes representing more than 50% of the Principal Balance of the Outstanding Notes on the applicable Record Date may on behalf of the Holders of all the Notes, waive any past Default hereunder and its consequences, except a Default:

            (1) in the payment of principal or any installment of interest on any Note; or

            (2) in respect of a covenant or provision hereof that under Section
      9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

      Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      Section 5.15. Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate Notes representing more than 10% of the Principal Balance of the Outstanding Notes or for the enforcement of the payment of principal of any Note on or after the Final Maturity Date (or, in the case of any Note called for redemption, on or after the applicable Redemption Date).

      Section 5.16. Waiver of Stay or Extension Laws.

      The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, that may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.17. Sale of Trust Fund.

      (a) The power to effect any sale (a "Sale") of any portion of the Trust Fund pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Trust Fund remaining unsold, but shall continue unimpaired until the entire Trust Fund shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

      (b) To the extent permitted by law, the Indenture Trustee shall not in any private Sale sell or otherwise dispose of the Trust Fund, or any portion thereof, unless:

            (1) the Holders of Notes representing not less than 50% of the Principal Balance of the Notes then Outstanding consent to or direct the Indenture Trustee to make such Sale; or

            (2) the proceeds of such Sale would be not less than the entire amount that would be payable to the Holders of the Notes, in full payment thereof in accordance with Section 5.07, on the Distribution Date next succeeding the date of such Sale.

      The purchase by the Indenture Trustee of all or any portion of the Trust Fund at a private Sale shall not be deemed a Sale or disposition thereof for purposes of this Section 5.17(b).

      (c) Unless the Holders of all Outstanding Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Fund at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.17 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, acting in its capacity as Indenture Trustee on behalf of the Noteholders, shall prevent such sale and bid an amount (which shall include the Indenture Trustee's right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Fund on behalf of the Noteholders.

      (d) In connection with a Sale of all or any portion of the Trust Fund:

            (1) any Holder or Holders of Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount that shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

            (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be payable to the Holders of the Notes as a result of such Sale in accordance with Section 5.07 on the Distribution Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

            (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Fund in connection with a Sale thereof,

            (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Fund in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

            (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

      Section 5.18. Action on Notes.

      The Indenture Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders of Notes shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Fund.

      Section 5.19. No Recourse to Other Trust Funds or Other Assets of the Issuer.

      The Trust Fund Granted to the Indenture Trustee as security for the Notes serves as security only for the Notes. Holders of the Notes shall have no recourse against the Trust Fund granted as security for any other series of Notes issued by the Issuer, and no judgment against the Issuer for any amount due with respect to the Notes may be enforced against either the Trust Fund securing any other series or any other assets of the Issuer, nor may any prejudgment lien or other attachment be sought against any such other Trust Fund or any other assets of the Issuer.

      Section 5.20. Application of the Trust Indenture Act.

      Pursuant to Section 316(a) of the TIA, all provisions automatically provided for in Section 316(a) are hereby expressly excluded.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

      Section 6.01. Duties of Indenture Trustee.

      (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (2) In the absence of bad faith on its part, the Indenture Trustee may request and conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture.

      (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of subsection (b) of this Section 6.01;

            (2) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (3) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.13 or 5.17 or exercising any trust or power conferred upon the Indenture Trustee under this Indenture.

      (d) Except with respect to duties of the Indenture Trustee prescribed by the TIA, as to which this Section 6.01(d) shall not apply, for all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(2), 5.01(5) or 5.01(6) or any Default described in Section 5.01(3) or 5.01(4) or of any event described in Section 3.05 unless a Responsible Officer assigned to and working in the Indenture Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default or Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Trust Fund or this Indenture.

      (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.

      (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Fund following an Event of Default and a consequent declaration of acceleration of the Maturity of the Notes, whether such extinguishment occurs through a Sale of the Trust Fund to another Person, the acquisition of the Trust Fund by the Indenture Trustee or otherwise, the rights, powers and duties of the Indenture Trustee with respect to the Trust Fund (or the proceeds thereof) and the Noteholders and the rights of Noteholders shall continue to be governed by the terms of this Indenture.

      Section 6.02. Notice of Default.

      Immediately after the occurrence of any Default known to the Indenture Trustee, the Indenture Trustee shall t, within 90 days after the occurrence of any Default known to the Indenture Trustee, the Indenture Trustee shall transmit by mail to all Holders of Notes notice of each such Default, unless such Default shall have been cured or waived; provided, however, that in no event shall the Indenture Trustee provide notice, or fail to provide notice of a Default known to the Indenture Trustee in a manner contrary to the requirements of the Trust Indenture Act. Concurrently with the mailing of any such notice to the Holders of the Notes, the Indenture Trustee shall transmit by mail a copy of such notice to the Rating Agencies.

      Section 6.03. Rights of Indenture Trustee.

      (a) Except as otherwise provided in Section 6.01, the Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

      (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

      (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

      Section 6.04. Not Responsible for Recitals or Issuance of Notes.

      The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Indenture Trustee and the Authenticating Agent assume no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Fund or as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

      Section 6.05. May Hold Notes.

      The Indenture Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.07 and 6.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee, Agent or such other agent.

      Section 6.06. Money Held in Trust.

      Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments that are obligations of the Indenture Trustee, in its commercial capacity, and income or other gain actually received by the Indenture Trustee on investments, which are obligations of others.

      Section 6.07. Eligibility, Disqualification.

      Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have a Indenture Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Indenture Trustee shall always have a combined capital and surplus as stated in Section 6.08. The Indenture Trustee shall be subject to TIA Section 310(b).

      Section 6.08. Indenture Trustee's Capital and Surplus.

      The Indenture Trustee shall at all times have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding company system, the aggregate combined capital and surplus of which is at least $100,000,000 and shall at all times be rated "BBB" or better by S&P and Fitch and "Baa2" or better by Moody's; provided, however, that the Indenture Trustee's separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2). If the Indenture Trustee publishes annual reports of condition of the type described in TIA Section 310(a)(1), its combined capital and surplus for purposes of this Section 6.08 shall be as set forth in the latest such report. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08 and TIA Section 310(a)(2), it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      Section 6.09. Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under
Section 6.10.

      (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer and each Rating Agency, in which event the Issuer will appoint a successor Indenture Trustee. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      (c) The Indenture Trustee may be removed at any time by Act of the Holders representing at least 51% of the Principal Balance of the Outstanding Notes, by written notice delivered to the Indenture Trustee and to the Issuer.

      (d) If at any time:

            (1) the Indenture Trustee shall have a conflicting interest prohibited by Section 6.07 and shall fail to resign or eliminate such conflicting interest in accordance with Section 6.07 after written request therefor by the Issuer or by any Noteholder; or

            (2) the Indenture Trustee shall cease to be eligible under Section
      6.08 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer by an Issuer Order may remove the Indenture Trustee, and the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a successor Indenture Trustee and to vest in such successor Indenture Trustee any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Indenture; provided, however, if the Issuer does not join in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Indenture Trustee may petition a court of competent jurisdiction to make such appointment, or (ii) subject to Section 5.15, and, in the case of a conflicting interest as described in clause (1) above, unless the Indenture Trustee's duty to resign has been stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

      (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer, by an Issuer Order shall promptly appoint a successor Indenture Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee shall be appointed by Act of the Holders of Notes representing more than 50% of the Principal Balance of the Outstanding Notes delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Issuer. If no successor Indenture Trustee shall have been so appointed by the Issuer or Noteholders and shall have accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      (f) The Issuer shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to the Holders of Notes. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

      Section 6.10. Acceptance of Appointment by Successor.

      Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

      No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

      Section 6.11. Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.

      Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

      Section 6.12. Preferential Collection of Claims Against Issuer.

      The Indenture Trustee (and any co-trustee or separate trustee) shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 31l(b), and an Indenture Trustee (and any co-trustee or separate trustee) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

      Section 6.13. Co-Indenture Trustees and Separate Indenture Trustees.

      At any time or times, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any of the Trust Fund may at the time be located, the Indenture Trustee shall have power to appoint, and, upon the written request of the Indenture Trustee or of the Holders of Notes representing more than 50% of the Principal Balance of the Outstanding Notes with respect to which a co-trustee or separate trustee is being appointed, the Issuer shall for such purpose jointly with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Fund, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment. All fees and expenses of any co-trustee or separate trustee shall be payable by the Issuer.

      Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

            (1) The Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised, solely by the Indenture Trustee.

            (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

            (3) The Indenture Trustee at any time, by an instrument in writing, executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

            (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder.

            (5) Any Act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      Section 6.14. Authenticating Agents.

      The Issuer shall appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Notes designated for such authentication by the Issuer and containing provisions therein for such authentication (or with respect to which the Issuer has made other arrangements, satisfactory to the Indenture Trustee and such Authenticating Agent, for notation on the Notes of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Notes) in connection with transfers and exchanges under Section 2.06, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Notes. For all purposes of this Indenture (other than in connection with the authentication and delivery of Notes pursuant to Sections 2.05 and 2.11 in connection with their initial issuance), the authentication and delivery of Notes by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Notes "by the Indenture Trustee." Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.07 for the Indenture Trustee hereunder and has an office for presentation of Notes in the United States of America. The Indenture Trustee shall initially be the Authenticating Agent and shall be the Note Registrar as provided in Section 2.06. The office from which the Indenture Trustee shall perform its duties as Note Registrar and Authenticating Agent shall be the Corporate Trust Office. Any Authenticating Agent appointed pursuant to the terms of this Section 6.14 or pursuant to the terms of any supplemental indenture shall deliver to the Indenture Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Note Registrar or co-Note Registrar and indemnifying the Indenture Trustee for and holding the Indenture Trustee harmless against, any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Note Registrar or co-Note Registrar.

      Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

      Any Authenticating Agent may at any time resign by giving written notice of resignation to the Issuer. The Issuer may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Issuer shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Indenture Trustee, and shall mail notice of such appointment to all Holders of Notes.

      The Indenture Trustee agrees, subject to Section 6.01(e), to pay to any Authenticating Agent from time to time reasonable compensation for its services and the Indenture Trustee shall be entitled to be reimbursed for such payments pursuant to Section 6.04 of the Servicing Agreement. The provisions of Sections 2.09, 6.04 and 6.05 shall be applicable to any Authenticating Agent.

      Section 6.15. Review of Mortgage Files.

      (a) Initial Certification. The Indenture Trustee shall, for the benefit of the Noteholders, cause the Custodian to review each Custodial File as set forth in the Servicing Agreement, and shall cause the Custodian to deliver to the Seller, the Depositor, the Securities Administrator, the Indenture Trustee and the Servicer on the Closing Date an Initial Certification in the form attached as Exhibit E-1 to the Custodial Agreement with respect to each Mortgage Loan to the effect that, except as specifically noted on a schedule of exceptions thereto, (A) all documents required to be contained in the Custodial File are in its possession, (B) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (C) based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

      (b) Final Certification. On or before one year following the Closing Date, the Indenture Trustee shall cause the Custodian to deliver to the Seller, the Depositor, the Securities Administrator, the Indenture Trustee and the Servicer a Final Certification in the form attached as Exhibit E-2 to the Custodial Agreement evidencing the completeness of the Custodial File for each Mortgage Loan, except as specifically noted on a schedule of exceptions thereto.

      (c) In giving each of the Initial Certification and the Final Certification, neither the Indenture Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereto are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

      (d) Recordation Report. In the event that the Mortgage Loans are required to be recorded in accordance with the provisions of the Mortgage Loan Purchase Agreement, no later than the fifth Business Day of each third month, commencing in [___________], the Indenture Trustee shall cause the Custodian to deliver to the Servicer a recordation report dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received (1) an original recorded Mortgage or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage or (2) an original recorded Assignment of the Mortgage to the Indenture Trustee and any required intervening Assignments or a copy thereof certified to be a true and correct copy by the public recording office in possession of such Assignment.

      Section 6.16. Indenture Trustee Fees and Expenses.

      The Securities Administrator shall pay any fees of the Indenture Trustee Fee on each Distribution Date as provided herein.

      Section 6.17. Tax Reporting.

      The Securities Administrator shall provide on an annual basis, or as otherwise required by the Owner Trustee, all information relating to payments on the Notes as is reasonably required by the Owner Trustee pursuant to Section [___] of the Trust Agreement.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

      Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.

      (a) The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) semiannually, not less than 45 days nor more than 60 days after the Distribution Date occurring closest to six months after the Closing Date and each Distribution Date occurring at six-month intervals thereafter, all information in the possession or control of the Issuer, in such form as the Indenture Trustee may reasonably require, as to names and addresses of the Holders of Notes, and (ii) at such other times, as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

      (b) in addition to furnishing to the Indenture Trustee the Noteholder lists, if any, required under subsection (a), the Issuer shall also furnish all Noteholder lists, if any, required under Section 3.03 at the times required by
Section 3.03.

      Section 7.02. Preservation of Information; Communications to Noteholders.

      (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list, if any, furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section
7.01 upon receipt of a new list so furnished.

      (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

      (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

      Section 7.03. Reports by Indenture Trustee.

      (a) Within 60 days after December 31 of each year (the "reporting date"), commencing with the year after the issuance of the Notes, (i) the Securities Administrator shall, if required by TIA Section 313(a), mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a); (ii) the Securities Administrator shall, to the extent not set forth in the Distribution Date Statement pursuant to Section 2.08(d), also mail to Holders of Notes r with respect to which it has made advances, any reports with respect to such advances that are required by TIA Section 313(b)(2); and, the Securities Administrator shall also mail to Holders of Notes any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(2), 313(b)(1) (if applicable), or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Principal Balance of the then Outstanding Notes covered by the report.

      (b) A copy of each report required under this Section 7.03 shall, at the time of such transmission to Holders of Notes be filed by the Securities Administrator with the Commission.

      Section 7.04. Reports by Issuer.

      The Issuer (a) shall deliver to the Securities Administrator within 15 days prior to the date the Securities Administrator is required to file the same with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and (b) shall also comply with the other provisions of TIA Section 314(a).

                                  ARTICLE VIII

           ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

      Section 8.01. Collection of Moneys.

      Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Fund and shall apply it as provided in this Indenture.

      If the Indenture Trustee shall not have received the Available Funds by close of business on any related Remittance Date, the Indenture Trustee shall, unless the Issuer or the Servicer shall have made provisions satisfactory to the Indenture Trustee for delivery to the Indenture Trustee of an amount equal to such Available Funds, deliver a notice to the Issuer and the Servicer of their failure to remit such Available Funds and that such failure, if not remedied by the close of business on the Business Day after the date upon which such notice is delivered to the Servicer, shall constitute an event of default under the Servicing Agreement. If the Indenture Trustee shall subsequently receive any such Available Funds by 2:00 p.m. Eastern Time on such Business Day, such Event of Default shall not be deemed to have occurred. Notwithstanding any other provision hereof, the Indenture Trustee shall deliver to the Issuer or the Servicer, or their respective designee or assignee, any Available Funds received with respect to a Mortgage Loan after the related Remittance Date to the extent that the Issuer or the Servicer, respectively, previously made payment or provision for payment with respect to such Available Funds in accordance with this Section 8.01, and any such Available Funds shall not be deemed part of the Trust Fund.

      Except as otherwise expressly provided in this Indenture and the Servicing Agreement, if, following delivery by the Indenture Trustee of the notice described above, the Servicer shall fail to remit the Available Funds on any Remittance Date, the Indenture Trustee shall deliver a second notice to the Servicer and the Issuer by 2:00 p.m. Eastern Time on the third Business Day prior to the related Distribution Date indicating that an event of default occurred and is continuing under the Servicing Agreement. In addition, if a default occurs in any other performance required under the Servicing Agreement, the Indenture Trustee may, or upon instruction by the Holders of Notes representing more than 50% of the Principal Balance of the Outstanding Notes shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

      Section 8.02. Note Account; Distributions.

      (a) The Issuer hereby directs the Indenture Trustee to establish, at the Corporate Trust Office, one or more separate trust accounts that shall collectively be the "Note Account" on or before the Closing Date. The Indenture Trustee shall promptly deposit in the Note Account (i) all Available Funds received by it from the Servicer pursuant to the Servicing Agreement, (ii) any other funds from any deposits to be made by the Servicer pursuant to the Servicing Agreement, (iii) any amount required to be deposited in the Note Account pursuant to Section 8.01, (iv) all amounts received pursuant to Section 8.03, and (v) all other amounts received for deposit in the Note Account, including the payment of any Purchase Price for a Mortgage Loan received by the Indenture Trustee. All amounts that are deposited from time to time in a Note Account are subject to withdrawal by the Indenture Trustee for the purposes set forth in subsections (c) and (d) of this Section 8.02. All funds withdrawn from the Note Account pursuant to subsection (c) of this Section 8.02 for the purpose of making payments to the Holders of Notes shall be applied in accordance with
Section 3.03.

      (b) So long as no Default or Event of Default shall have occurred and be continuing, amounts held in the Note Accounts shall be invested in Permitted Investments, which Permitted Investments shall mature no later than the Business Day preceding the immediately following Distribution Date.

      All income or other gains, if any, from investment of moneys deposited in the Note Accounts shall be for the benefit of the Servicer and on each Distribution Date, any such amounts may be released from the Note Accounts and paid to the Servicer as part of its compensation for acting as Servicer. Any loss resulting from such investment of moneys deposited in a Note Account shall be reimbursed immediately as incurred to the Note Account by the Servicer. Subject to Section 6.01 and the preceding sentence, neither the Indenture Trustee nor the Servicer shall in any way be held liable by reason of any insufficiency in the Note Accounts.

      (c) On each Distribution Date, the Indenture Trustee shall withdraw amounts on deposit in the Note Account and pay on a pari passu basis the Securities Administrator Fee, Transition Expenses, any gains or income from investments on the Note Account to the Servicer and, provided notice is given to the Indenture Trustee no later than the fourth Business Day prior to the Distribution Date and to the extent such amounts have not been withdrawn pursuant to Sections 3.04 of the Servicing Agreement, amounts required to pay the Servicer any unpaid Servicing Fees then due and to reimburse the Servicer for Advances and Servicing Advances previously made by, and not previously reimbursed to or retained by, the Servicer, which are so reimbursable to the Servicer pursuant to the Servicing Agreement (as reported in writing by the Servicer to the Indenture Trustee). After payment of such amounts, unless the Notes have been declared due and payable pursuant to Section 5.02 and moneys collected by the Indenture Trustee are being applied in accordance with Section 5.07, Available Funds on deposit in the Note Account on any Distribution Date or Redemption Date shall be withdrawn from such Note Account, in the amounts required, for application on such Distribution Date as follows:

            (i) first, to the Noteholders, the Accrued Note Interest with respect to such Distribution Date;

            (ii) second, to the Noteholders, the amount of Monthly Principal for the Notes with respect to such Distribution Date, in reduction of the Principal Balance until the Principal Balance is reduced to zero;

            (iii) third, to the Noteholders, the Overcollateralization Deficiency, if any, on such Distribution Date (after giving effect to application of Monthly Principal for such Distribution Date), in reduction of the Principal Balance until the Principal Balance is reduced to zero; and

            (iv) fourth, to the Issuer, as set forth in the Trust Agreement, any remaining amounts.

      (d) On or after each Distribution Date, so long as the Indenture Trustee shall have prepared a Distribution Date Statement in respect of such Distribution Date and (1) shall have made, or, in accordance with Section 3.03, set aside from amounts in the Note Account an amount sufficient to make, the payments required to be made as set forth in Section 8.02(c) as indicated in such Distribution Date Statement, and (2) shall have set aside any amounts that have been deposited in the Note Account prior to such time that represent amounts that are to be used to make payments on the Notes on the next succeeding Distribution Date, the cash balance, if any, then remaining in such Note Account shall be withdrawn from such Note Account by the Indenture Trustee and, so long as no Default or Event of Default shall have occurred and be continuing, shall be released from the lien of this Indenture and paid by the Indenture Trustee to the Issuer.

      (e) Any payments made by the Indenture Trustee to the Issuer pursuant to this Section 8.02 shall be remitted to the Certificate Distribution Account established and maintained pursuant to the Trust Agreement.

      Section 8.03. [Reserved].

      Section 8.04. General Provisions Regarding the Note Accounts and Mortgage Loans.

      (a) Each Note Account shall relate solely to the Notes and to the Mortgage Loans, Permitted Investments and other property securing the Notes. Funds and other property in the Note Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof except as otherwise expressly provided for herein. Notwithstanding the foregoing, the Indenture Trustee may hold any funds or other property received or held by it as part of the Note Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Indenture Trustee and the Indenture Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to a Note Account.

      (b) If any amounts are needed for payment from the Note Account and sufficient uninvested funds are not available therein to make such payment, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Note Account.

      (c) The Indenture Trustee shall, at all times while any Notes are Outstanding, maintain in its possession, or in the possession of an agent whose actions with respect to such items are under the sole control of the Indenture Trustee, all certificates or other instruments, if any, evidencing any investment of funds in the Note Account. The Indenture Trustee shall relinquish possession of such items, or direct its agent to do so, only for purposes of collecting the final payment receivable on such investment or certificate or, in connection with the sale of any investment held in the Note Account, against delivery of the amount receivable in connection with any sale.

      (d) The Indenture Trustee shall not invest any part of the Trust Fund in Permitted Investments that constitute uncertificated securities (as defined in Section 8-102 of the Uniform Commercial Code, as enacted in the relevant jurisdiction) or in any other book-entry securities unless it has received an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee setting forth, with respect to each type of security for which authority to invest is being sought, the procedures that must be followed to maintain the lien and security interest created by this Indenture with respect to the Trust Fund.

      Section 8.05. Releases of Defective Mortgage Loans.

      Upon notice or discovery that any of the representations or warranties of the Depositor set forth in Section [__] of the Trust Agreement was materially incorrect or otherwise misleading with respect to any Mortgage Loan as of the time made, the Indenture Trustee shall direct the Depositor to either (i) within 60 days after the Depositor receives actual knowledge of such incorrectness, eliminate or otherwise cure the circumstance or condition in respect of which such representation or warranty was incorrect as of the time made, (ii) withdraw such Defective Mortgage Loan from the lien of this Indenture following the expiration of such 60-day period by depositing to the Note Account an amount equal to the Purchase Price for such Mortgage Loan or (iii) substitute a Qualified Replacement Mortgage Loan for such Defective Mortgage Loan and deposit any Purchase Price required to be paid in connection with such substitution pursuant to Section [_] of the Trust Agreement, all as provided in Section [_] of the Trust Agreement. Upon any purchase of or substitution for a Defective Mortgage Loan by the Depositor in accordance with Section [_] of the Trust Agreement, the Indenture Trustee shall deliver the Mortgage File relating to such Defective Mortgage Loan to the Depositor, and the Issuer and the Indenture Trustee shall execute such instruments of transfer as are necessary to convey title to such Defective Mortgage Loan to the Depositor from the lien of this Indenture.

      Section 8.06. Reports by Securities Administrator to Noteholders; Access to Certain Information.

      On each Distribution Date, the Securities Administrator shall make available the written report required by Section 2.08(d) to Noteholders of record as of the related Record Date (including the Clearing Agency, if any) via the Depositor's internet website. Assistance in using the website service can be obtained by calling the Depositor at (301) 846-8881. Noteholders that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling (301) 846-8881 and indicating such.

      The Indenture Trustee shall make available at its Corporate Trust Office, during normal business hours, for review by any Noteholder or any person identified to the Indenture Trustee as a prospective Noteholder, originals or copies of the following items: (a) the Indenture and any amendments thereto, (b) all Distribution Date Statements delivered to the Issuer since the Closing Date,
(c) any Officers' Certificates delivered to the Indenture Trustee since the Closing Date as described in the Indenture and (d) any Accountants' reports delivered to the Indenture Trustee since the Closing Date as required under the Servicing Agreement. Copies of any and all of the foregoing items will be available from the Indenture Trustee upon request; however, the Indenture Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies and shall not be required to provide such copies without reasonable assurances that such sum will be paid.

      Section 8.07. Trust Fund Mortgage Files.

      (a) The Indenture Trustee shall release Mortgage Files or portions thereof to the Servicer on the terms specified in the Servicing Agreement.

      (b) The Indenture Trustee shall, at such time as there are no Notes outstanding, release all of the Trust Fund to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.02).

      Section 8.08. Amendment to Servicing Agreement.

      The Indenture Trustee may, without the consent of any Holder, enter into or consent to any amendment or supplement to the Servicing Agreement for the purpose of increasing the obligations or duties of any party other than the Indenture Trustee or the Holders of the Notes. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment: (i) unless the Indenture Trustee receives an Opinion of Counsel that the position of the Holders would not be materially adversely affected or written confirmation from the Rating Agencies that the then-current implied ratings on the Notes would not be adversely affected by such supplement or amendment or (ii) if its own rights, duties or immunities would be adversely affected.

      Section 8.09. Delivery of the Mortgage Files Pursuant to Servicing Agreement.

      As is appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall cause the Custodian to deliver to the Servicer of such Mortgage the Mortgage Files for such Mortgage Loan upon receipt by the Indenture Trustee and the Custodian on or prior to the date such release is to be made of:

      (a) such Officers' Certificates, if any, as are required by the Servicing Agreement; and

      (b) a "Request for Release" in the form prescribed by the Servicing Agreement, executed by the Servicer, providing that the Servicer will hold or retain the Mortgage Files in trust for the benefit of the Indenture Trustee and the Holders of Notes.

      Section 8.10. Servicer as Agent.

      In order to facilitate the servicing of the Mortgage Loans by the Servicer of such Mortgage Loans, the Servicer of the Mortgage Loans has been appointed by the Issuer to retain, in accordance with the provisions of the Servicing Agreement and this Indenture, all Available Funds on such Mortgage Loans prior to their deposit into the Note Account on or prior to the related Remittance Date.

      Section 8.11. Termination of Servicer.

      In the event of an event of default specified in Section 6.01 of the Servicing Agreement, the Indenture Trustee may terminate the Servicer as provided in Section 6.01 and Section 6.02 of the Servicing Agreement. If the Indenture Trustee terminates the Servicer, the Indenture Trustee shall, pursuant to Sections 8.01 and 8.02 of the Servicing Agreement, assume the duties of the Servicer or appoint a successor servicer acceptable to the Issuer and the Rating Agencies and meeting the requirements set forth in the Servicing Agreement.

      Section 8.12. Opinion of Counsel.

      The Indenture Trustee shall be entitled to receive at least five Business Days' notice of any action to be taken pursuant to Sections 8.07(a) (other than in connection with releases of Mortgage Loans that were the subject of a Full Prepayment of the type described in clause (i) of the definition of the term "Full Prepayment") and 8.08, accompanied by copies of any instruments involved, and the Indenture Trustee shall be entitled to receive an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


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

      Section 8.13. Appointment of Custodians.

      The Indenture Trustee may, at the written direction of the Issuer and at no additional cost to the Issuer or to the Indenture Trustee, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Indenture Trustee. Each Custodian shall (i) be a financial institution supervised and regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or the Federal Deposit Insurance Corporation; (ii) have combined capital and surplus of at least $10,000,000; (iii) be equipped with secure, fireproof storage facilities, and have adequate controls on access to assure the safety and security of the Mortgage Files; (iv) utilize in its custodial function employees who are knowledgeable in the handling of mortgage documents and of the functions of a mortgage document custodian; and (v) satisfy any other reasonable requirements that the Issuer may from time to time deem necessary to protect the interests of Noteholders in the Mortgage Files. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Indenture Trustee hereunder assuming the Indenture Trustee retained the Mortgage Files directly. The appointment of one or more Custodians shall not relieve the Indenture Trustee from any of its obligations hereunder. If the Servicer is appointed as a Custodian in accordance with this Section 8.13, it shall fulfill its servicing and custodial duties and obligations through separate departments and, if it maintains a trust department, shall fulfill its custodial duties and obligations through such trust department.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

      Section 9.01. Supplemental Indentures Without Consent of Noteholders.

      Without the consent of the Holders of any Notes, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

            (3) to evidence the succession of another Person to the Issuer to the extent permitted herein, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (4) to add to the covenants of the Issuer, for the benefit of the Holders of all Notes or to surrender any right or power herein conferred upon the Issuer;


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

            (5) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect in any material respect the interests of the Holders of the Notes or the Holders of the Certificates; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Holders of the Notes if the Person requesting the amendment obtains letters from the Rating Agencies that the amendment would not result in the downgrading or withdrawal of the implied ratings then assigned to the Notes; or

            (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the TIA.

      Section 9.02. Supplemental Indentures With Consent of Noteholders.

      With the consent of Holders of Notes representing not less than a majority of the Principal Balance of all Outstanding Notes by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

            (1) change any Distribution Date or the Final Maturity Date of the Notes or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Note on or after the Final Maturity Date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the Final Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date);

            (2) reduce the percentage of the Principal Balance of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

            (3) modify any of the provisions of this Section, Section 5.13 or
      Section 5.17(b), except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

            (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

            (5) permit the creation of any lien other than the lien of this Indenture with respect to any part of the Trust Fund (except for Permitted Encumbrances) or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

            (6) modify any of the provisions of this Indenture in such manner as to affect rights of the Holders of the Notes to the benefits of any provisions for the mandatory redemption of Notes contained herein; or

            (7) incur any indebtedness, other than the Notes, that would cause the Issuer or the Trust Fund to be treated as a "taxable mortgage pool" within the meaning of Code Section 7701(i).

      The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

      It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 9.03. Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise. The Issuer shall cause executed copies of any Supplemental Indentures to be delivered to the Rating Agencies.

      Section 9.04. Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes to which such supplemental indenture relates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

      Section 9.05. Conformity With Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

      Section 9.06. Reference in Notes to Supplemental Indentures.

      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

      Section 9.07. Amendments to Governing Documents.

      The Indenture Trustee shall, subject to Sections 9.01 and 9.02 hereof, upon Issuer Request, consent to any proposed amendment to the Issuer's governing documents, or an amendment to or waiver of any provision of any other document relating to the Issuer's governing documents, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes upon receipt by the Indenture Trustee of:

            (i) an Officers' Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; and

            (ii) written confirmation from the Rating Agencies that the implementation of the proposed amendment or waiver will not adversely affect their implied ratings of the Notes.

      Notwithstanding the foregoing, the Indenture Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

      Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                    ARTICLE X

                               REDEMPTION OF NOTES

      Section 10.01. Redemption.

      (a) All the Notes may be redeemed in whole, but not in part, on or after the Initial Redemption Date at the Redemption Price at the option of the Depositor; provided, however, that funds in an amount equal to the Redemption Price, any unreimbursed Nonrecoverable Advances and any unreimbursed amounts due and owing to the Indenture Trustee hereunder, must have been deposited with the Indenture Trustee prior to the Indenture Trustee's giving notice of such redemption pursuant to Section 10.02 or the Issuer shall have complied with the requirements for satisfaction and discharge of the Notes specified in Section
4.01. Notice of the election to redeem the Notes shall be furnished to the Indenture Trustee not later than thirty (30) days prior to the Distribution Date selected for such redemption, whereupon all such Notes shall be due and payable on such Distribution Date upon the furnishing of a notice pursuant to Section
10.02 to each Holder of such Notes. Any expenses associated with the compliance of the provisions hereof in connection with a redemption of the Notes shall be paid by the Depositor. Upon the redemption of the Notes, Mortgage Loans in the Trust Fund shall be released and delivered to the Issuer.

      (b) Upon receipt of the notice from the Depositor of its election to redeem the Notes pursuant to Section 10.01(a), the Indenture Trustee shall prepare and deliver to the Issuer and the Servicer, no later than the related Redemption Date, a Distribution Date Statement stating therein that it has determined that the conditions to redemption at the option of the Depositor have been satisfied and setting forth the amount, if any, to be withdrawn from each Note Account and paid to the Servicer as reimbursement for Nonrecoverable Advances and such other information as may be required to accomplish such redemption.

      Section 10.02. Form of Redemption Notice.

      Notice of redemption shall be given by the Indenture Trustee in the name of and at the expense of the Issuer by first class mail, postage prepaid, mailed not less than ten days prior to the Redemption Date to each Holder of Notes to be redeemed, such Holders being determined as of the Record Date for such Distribution Date.

      All notices of redemption shall state:

            (1) the Redemption Date;

            (2) the Redemption Price at which the Notes of such Series will be redeemed,

            (3) the fact of payment in full on such Notes, the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02), and that no interest shall accrue on such Note for any period after the date fixed for redemption.

      Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

      Section 10.03. Notes Payable on Optional Redemption.

      Notice of redemption having been given as provided in Section 10.02, the Notes to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on such Redemption Price for any period after such Redemption Date; provided, however, that if such Redemption Price is not paid on the Redemption Date, the Principal Balance shall, until paid, bear interest from the Redemption Date at the Interest Rate.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.01. Compliance Certificates and Opinions.

      (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee a an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel, if requested by the Indenture Trustee, stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      (b) Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture, including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include and shall be deemed to include (regardless of whether specifically stated therein) the following:

            (1) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      Section 11.02. Form of Documents Delivered to Indenture Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trust may reasonably rely upon the opinion of such other counsel.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2).

      Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

      Section 11.03. Acts of Noteholders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

      (c) The ownership of Notes shall be proved by the Note Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

      Section 11.04. Notices, etc., to Indenture Trustee and Issuer.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (1) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Indenture Trustee at its Corporate Trust Office; or

            (2) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(3) and (4)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at [______________], or at any other address previously furnished in writing to the Indenture Trustee by the Issuer; or

            (3) the Depositor by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention:
      [_____________], or at any other address previously furnished in writing to the Indenture Trustee by the Depositor; or

            (4) the Seller or the Servicer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to Wells Fargo Home Mortgage, Inc., 1 Home Campus, Des Moines, Iowa

      50308-0001, Attention: General Counsel or at any other address previously furnished in writing to the Indenture Trustee by the Seller or the Servicer; or

      Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed first-class postage pre-paid, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of S&P, at the following address: Standard & Poor, 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Mortgage Surveillance Group; (iii) in the case of Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention:
Managing Director, Residential Mortgage-Backed Securities or as to each of the foregoing, at such other address as shall be designed by written notice to the other parties.

      Section 11.05. Notices and Reports to Noteholders; Waiver of Notices.

      Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Section 11.06. Rules by Indenture Trustee.

      The Indenture Trustee may make reasonable rules for any meeting of Noteholders.

      Section 11.07. Conflict With Trust Indenture Act.

      If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

      Section 11.08. Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 11.09. Successors and Assigns.

      All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

      Section 11.10. Separability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.11. Benefits of Indenture.

      Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or Co-trustee appointed under Section 6.14 and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 11.12. Legal Holidays.

      In any case where the date of any Distribution Date, Redemption Date or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Distribution Date, Redemption Date or other date for the payment of principal of or interest on any Note and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

      Section 11.13. Governing Law.

      IN VIEW OF THE FACT THAT NOTEHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND OUTSIDE THE UNITED STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

      Section 11.14. Counterparts.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 11.15. Recording of Indenture.

      This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to Section 2.11(c) or 3.06.

      Section 11.16. Issuer Obligation.

      No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

      Section 11.17. No Petition.

      The Indenture Trustee, by entering into this Indenture, and each Noteholder and Beneficial Owner, by accepting a Note, hereby covenant and agree that they will not at any time institute against Wells Fargo Asset Securities Corporation or the Issuer, or join in any institution against Wells Fargo Asset Securities Corporation or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents. In addition, the Indenture Trustee will on behalf of the holders of the Notes, (a) file a written objection to any motion or other proceeding seeking the substantive consolidation of the Seller with, Wells Fargo Asset Securities Corporation or the Issuer, (b) file an appropriate memorandum of points and authorities or other brief in support of such objection, or (c) endeavor to establish at the hearing on such objection that the substantive consolidation of such entity would be materially prejudicial to the Noteholders.

      This Section 11.17 will survive for one year and one day following the termination of this Indenture.

      Section 11.18. Inspection.

      The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all of books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Indenture Trustee and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Indenture Trustee of any right under this Section 11.18 shall be borne by the Issuer.

      Section 11.19. Usury.

      The amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of New York (whichever shall permit the higher rate), that could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Note exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Indenture Trustee, acting on behalf of the Holder of such Note, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Indenture Trustee, refund the amount of such excess or, at the option of the Indenture Trustee, apply the excess to the payment of principal of such Note, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Holders of Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Notes.

      IN WITNESS WHEREOF, the Issuer and the Indenture Trustee and the have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES
                                 20 -[___] TRUST

                              By: [______________________],
                                  not in its individual capacity,
                                  but solely as Owner Trustee


                              By: ____________________________________________
                                  Authorized Signatory


                              [_______________________________________________],

                                  as Indenture Trustee

                              By: ____________________________________________
                                  Name:
                                  Title:

                        SCHEDULE I MORTGAGE LOAN SCHEDULE

                             EXHIBIT A FORM OF NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST FUND AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Date of Indenture: As of [___________]  Original Principal Balance: $___________
First Distribution Date: [___________]                    CUSIP No.: ___________
Denomination:  $____________                                        Note No.: __

   WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES 20 -[___] TRUST HOME EQUITY
                    ASSET-BACKED NOTES, SERIES 20 - , CLASS A

Wells Fargo Home Equity Asset-Backed Securities 20 -[___] Trust, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $___________ payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $___________ and the denominator of which is $_____________ (this Note's "Percentage Interest") by (ii) the aggregate amount, if any, payable from the Note Account in respect of principal on the Notes pursuant to the Indenture dated as of [___________], 20 , between the Issuer and [_______________], a [________________], as Indenture Trustee (the "Indenture
Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of (i) the Distribution Date occurring in [___________] 20 (the "Final Maturity Date"), (ii) the Redemption Date, if any, pursuant to Article X of the Indenture or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Notes have been declared to be immediately due and payable in the manner provided in
Section 5.02 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture.

      Pursuant to the terms of the Indenture, payments will be made on the 25th day of each month or, if such day is not a Business Day, on the Business Day immediately following such 25th day (each a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this
Note is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Note and (b) the sum of the amounts to be paid on Notes with respect to such Distribution Date, all as more specifically set forth in the Indenture.

      Notwithstanding the foregoing, in the case of Definitive Notes, upon written request at least five days prior to the related Record Date with appropriate instructions by the Holder of this Note (holding an aggregate initial Principal Balance of at least $1,000,000), any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder reasonably satisfactory to the Indenture Trustee.

      Payments of principal and interest on the Notes will be made on each Distribution Date to Noteholders of record as of the related Record Date. On each Distribution Date, Noteholders will be entitled to receive interest payments in an aggregate amount equal to the related Note Interest for such Distribution Date, together with principal payments in an aggregate amount equal to the Monthly Principal plus, until the Overcollateralization Amount is equal to the Targeted Overcollateralization Amount, Excess Cash, if any, for such Distribution Date. The "Principal Balance" of a Note as of any date of determination is equal to the initial principal balance thereof as of the Closing Date, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

      The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

      This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Asset Backed Notes, Series 20 - , Class A, issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Notes are subject to all terms of the Indenture.

      The Notes are and will be equally and ratably secured by the Mortgage Loans and the other collateral related thereto pledged as security therefor as provided in the Indenture.

      As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Maturity Date and the Redemption Date, if any, pursuant to Article X of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee, at the direction of the Holders of the Notes representing not less than 50% of the Principal Balance of the Outstanding Notes, shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

      The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Fund which constitutes security for the payment of the Notes. The assets included in the Trust Fund will be sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Fund as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Securities Administrator, the Seller, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture.

      Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Notwithstanding the foregoing, in the case of Definitive Notes, upon written request at least five days prior to the related Record Date with appropriate instructions by the Holder of this Note (holding an aggregate initial Principal Balance of at least $1,000,000), any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder reasonably satisfactory to the Indenture Trustee. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Distribution Date by notice mailed or transmitted by facsimile prior to such Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes.

      As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Depositor, on any Distribution Date on and after the date on which the Principal Balance is less than 10% of the Original Principal Balance.

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

      The Note Registrar shall not register the transfer of this Note unless the Note Registrar has received a representation letter from the transferee to the effect that either (i) the transferee is not, and is not acquiring the Note on behalf of or with the assets of, an employee benefit plan or other retirement plan or arrangement that is subject to Title I of the Employee Retirement Income Security Act or 1974, as amended, or Section 4975 of the Code or (ii) the acquisition and holding of this Note by the transferee qualifies for exemptive relief under a Department of Labor Prohibited Transaction Class Exemption. Each Beneficial Owner, by acceptance of a beneficial interest herein, shall be deemed to make one of the foregoing representations.

      Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Each Noteholder or Beneficial Owner, by acceptance of a Note or, in the case of a Beneficial Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Beneficial Owner will not at any time institute against Wells Fargo Asset Securities Corporation or the Issuer, or join in any institution against the Wells Fargo Asset Securities Corporation or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Mortgage Loan Purchase Agreement and the Servicing Agreement (the "Basic Documents").

      The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Fund. Each Noteholder, by acceptance of a Note (and each Beneficial Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Principal Balance of all Outstanding Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Principal Balance of Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture, without the consent of Holders of the Notes issued thereunder.

      The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

      Initially, the Notes will be represented by one Note registered in the name of CEDE & Co. as nominees of the Clearing Agency. The Notes will be delivered as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering the same.

      THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this Instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

DATE:  __________ __, ____

                              WELLS FARGO HOME EQUITY ASSET-BACKED SECURITIES
                                 20 -[___] TRUST

                              By: [________________________________], not in
                                   its individual capacity but solely as Owner
                                   Trustee under the Trust Agreement

                                       By: _____________________________________
                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes designated above and referred to in the within-mentioned Indenture.

Date: __________ __, ____

                              [______________________________________],

                              Authenticating Agent


                              By: _________________________________________
                                           Authorized Signatory

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________*/

Signature Guaranteed:

___________________________*/

      */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.